Exhibit 10.5

Record And Return To:

Kelley Drye & Warren LLP

200 Kimball Drive

Parsippany, New Jersey 07054

Attn: Paul A. Keenan, Esq.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

AMERICAN FINANCIAL EXCHANGE, L.L.C.,

PLAZA X URBAN RENEWAL ASSOCIATES L.L.C. and

PLAZA X LEASING ASSOCIATES L.L.C.

Mortgagor

to

NEW YORK LIFE INSURANCE COMPANY,

Mortgagee

Dated as of: June 25, 2010

Premises:

Harborside Plaza X

3 Second Street

City of Jersey City, Hudson County, New Jersey

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(continued)

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(continued)

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(continued)

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MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”), dated as of June 25, 2010, from AMERICAN FINANCIAL EXCHANGE, L.L.C. (“AFE”), PLAZA X URBAN RENEWAL ASSOCIATES L.L.C. (“Plaza X Urban Renewal”) and PLAZA X LEASING ASSOCIATES L.L.C. (“Plaza X Leasing”; AFE, Plaza X Urban Renewal and Plaza X Leasing are referred to herein individually and collectively, as the context may require, as “Mortgagor”), each a New Jersey limited liability company, having an office at c/o Dividend Capital, 518 17th Street, Suite 1700, Denver, Colorado 80202, to NEW YORK LIFE INSURANCE COMPANY (“Mortgagee”), a New York mutual insurance company, having an office at 51 Madison Avenue, New York, New York 10010-1603.

Mortgagor has executed and delivered to Mortgagee a Promissory Note (“Note”), dated as of June 25, 2010, payable to the order of Mortgagee in the original principal sum of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00), lawful money of the United States of America. The Note is secured by this Mortgage and the terms, covenants and conditions of the Note are hereby incorporated herein and made a part hereof.

In consideration of the sum of Ten Dollars ($10.00) paid and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the Obligations (as hereinafter defined), Mortgagor hereby mortgages, grants, assigns, releases, transfers, pledges and sets over to Mortgagee and grants to Mortgagee a security interest in the following property:

GRANTING CLAUSE ONE

All that tract or parcel of land (“Land”) more particularly described in Schedule A hereto, together with (a) the leasehold estate in and to the Land created pursuant to that certain Lease dated as of October 6, 2000, as amended by a certain First Amendment to Ground Lease dated as of September 29, 2003, between AFE, as lessor, and Plaza X Urban Renewal, as lessee (as the same has been or may hereafter be amended from time to time, the “Ground Lease”), a memorandum of which Ground Lease was recorded in the Office of the Hudson County Register of Deeds on October 7, 2003 in Book 7147, Page 318, and all right, title and interest of AFE and Plaza X Urban Renewal in, to and under said Ground Lease, and (b) the subleasehold estate in and to the Land created pursuant to that certain Lease dated as of October 6, 2000, as amended by a certain First Amendment to Lease dated as of September 29, 2003, between Plaza X Urban Renewal, as landlord, and Plaza X Leasing, as tenant, (as the same has been or may hereafter be amended from time to time, the “Master Lease”), a memorandum of which Master Lease was recorded in the Office of the Hudson County Register of Deeds on October 7, 2003 in Book 7147, Page 326, and all right, title and interest of Plaza X Urban Renewal and Plaza X Leasing in, to and under said Master Lease.

GRANTING CLAUSE TWO

All buildings, structures and improvements (collectively, “Improvements”) now or hereafter located on the Land, including all of Mortgagor’s machinery, apparatus, equipment and fixtures attached to, or used or procured for use in connection with the operation or maintenance of, any Improvement, all of Mortgagor’s refrigerators, shades, awnings, venetian blinds, screens, screen doors, storm doors, storm windows, stoves, ranges, curtain fixtures, partitions, attached floor coverings and fixtures, apparatus, equipment or articles used to supply sprinkler protection and waste removal, laundry equipment, furniture, furnishings, appliances, office equipment, elevators, escalators, tanks, dynamos, motors, generators, switchboards, communication equipment, electrical equipment, television and radio systems, heating, plumbing, lifting and ventilating apparatus, air-cooling and air conditioning apparatus, gas and electric fixtures, fittings and machinery and all of Mortgagor’s other personal property and equipment of every kind and description, excluding trade fixtures and personal property of any Lessee (as hereinafter defined), unless such trade fixtures or personal property become the property of Mortgagor upon expiration or termination of the term of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor. Whether or not any of the foregoing are attached to the Land or any of the Improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the Obligations. The Land and Improvements are herein collectively called “Premises”. To the extent any of the Improvements are not deemed real estate under the laws of the State, they shall be deemed personal property and this grant shall include all of Mortgagor’s right, title and interest in, under and to such personal property and all other personal property now or hereafter attached to or located upon the Premises or used or useable in the management, maintenance or operation of the Improvements or the activities conducted on the Premises, including all computer hardware and software, but excluding trade fixtures and personal property of any Lessee, unless such personal property becomes the property of Mortgagor upon expiration or termination of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor (collectively, “Personal Property”).

GRANTING CLAUSE THREE

All now or hereafter existing easements and rights-of-way and all right, title and interest of Mortgagor, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, any and all sidewalks, alleys and strips and gores of land, streets, ways, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights, covenants, conditions, restrictions, credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises, whether now or hereafter existing.

GRANTING CLAUSE FOUR

All intangible rights, interests and properties of Mortgagor relating to the Premises or any part thereof, and necessary or desirable for the continued ownership, use, operation, leasing or management thereof, whether now or hereafter existing, including any trademarks, servicemarks, logos or trade names relating to the Premises or by which the Premises or any part thereof may be known and any other franchises or other agreements relating to services in connection with the use, occupancy, or maintenance of the Premises, instruments, actions or rights in action and all intangible property and rights relating to the Premises.

GRANTING CLAUSE FIVE

All accounts receivable, insurance policies, contract rights, interests, rights under all oil, gas and mineral leases and agreements and all benefits arising therefrom, and all other claims, both at law and in equity, relating to the Premises, which Mortgagor now has or may hereafter acquire.

GRANTING CLAUSE SIX

All estate, interest, right, title and other claim or demand which Mortgagor now has or may hereafter acquire in any and all awards or payments relating to the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including all awards resulting from a change of grade of any street and awards for severance damages, together, in all cases, with all interest thereon.

GRANTING CLAUSE SEVEN

All proceeds of, and any unearned premiums on, insurance policies covering all or any part of the Premises, including the right to receive and apply the proceeds of all insurance or judgments related to the Premises, or settlements made in lieu thereof.

GRANTING CLAUSE EIGHT

All estate, interest, right, title and other claim or demand which Mortgagor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.

GRANTING CLAUSE NINE

All deposits or other security or advance payments, including rental payments, made by or on behalf of Mortgagor to others in connection with the Obligations or the ownership or operation of all or any part of the Premises, including any such deposits or payments made with respect to (a) Impositions (as hereinafter defined), (b) insurance policies, (c) utility service, (d) cleaning, maintenance, repair or similar services, (e) refuse removal or sewer service, (f) rental of equipment, if any, used by or on behalf of Mortgagor, and (g) parking or similar services or rights.

GRANTING CLAUSE TEN

All remainders, reversions or other estates in the Premises or any part thereof.

GRANTING CLAUSE ELEVEN

All right, title and interest of Mortgagor in and to all management contracts, permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, now or hereafter issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, the Improvements or the Leases, including the Tax Exemption Documents, building permits, environmental certificates, licenses, certificates of operation or occupancy, warranties and guaranties, except, in each case, to the extent that such mortgage, grant, assignment, transfer or pledge is restricted by the terms of such management contract, permit, certificate, license, approval, contract, entitlement or authorization and such restriction is enforceable under applicable law.

GRANTING CLAUSE TWELVE

All right, title and interest of Mortgagor in and to all easements, roads, streets, ways, sidewalks, alleys, passages, sewer rights, other utility rights, encroachment rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or arising under that certain Cross-Reciprocal Easement Agreement among AFE, Plaza VIII & IX Associates, L.L.C. and Cali Harborside (Fee) Associates L.P. dated September 29, 2003 and recorded in the Office of the Hudson County Register of Deeds on October 7, 2003 in Book 7147, Page 157 (the “Easement Agreement”) whether now or hereafter existing.

GRANTING CLAUSE THIRTEEN

All proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing, including personal property acquired with cash proceeds.

TO HAVE AND TO HOLD THE SECURED PROPERTY UNTO MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS. Until the occurrence of and after the timely curing or waiver of an Event of Default, Mortgagee shall permit Mortgagor to possess and enjoy the Secured Property and to enforce the Leases and to receive, retain, use, distribute, collect and enjoy, the Rents therefrom in accordance with the terms of the Loan Instruments. The conditions of these presents is such that if Mortgagor shall pay, or cause to be paid, the Obligations as and when the same shall come due and payable, and shall observe, perform and discharge its obligations under this Mortgage, Mortgagee shall release and reconvey the Secured Property unto and at the expense of Mortgagor.

DEFINITIONS AND INTERPRETATION

As used in this Mortgage, the following terms shall have the meanings specified below:

“Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is Controlling or Controlled by or under common Control with such specified Person.

“Assignment” shall mean the Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Mortgagor, as assignor, to Mortgagee, as assignee.

“Cash Management Agreement” shall mean the Cash Management Agreement, dated as of the date hereof, by and between Mortgagor and Mortgagee.

“Code” shall mean the Uniform Commercial Code of the State.

“Condemnation Proceedings” shall have the meaning set forth in Section 1.07A.

“Control” means, when used with respect to any specific Person, (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise, including as an officer or director of such specific Person, or (b) the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial interest of a Controlled Person. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Debt Coverage Ratio” shall mean, for any period, a fraction, the numerator of which shall equal the projected net operating income of the Premises for such period (including proceeds from any business interruption or “loss of rents” insurance), and the denominator of which shall equal the aggregate of the principal and interest for such period with respect to (A) the indebtedness due pursuant to the Loan Instruments, and (B) subordinate indebtedness, if any exists. Such calculation shall be as determined by Mortgagee based on the calculation above. This definition alone does not permit any subordinate financing if not otherwise expressly permitted under the Loan Instruments.

“Easement Agreement” shall have the meaning set forth in Granting Clause Twelve.

“Environmental Claim” shall mean any asserted claim or demand, of any kind or nature, by any Person, for any actual or alleged Environmental Damage, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise.

“Environmental Damage” shall mean any and all claims, judgments, damages (including consequential and punitive damages), losses, penalties, interest, fines, liabilities (including strict liability), obligations, responsibilities, encumbrances, liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’, experts’ and consultants’ fees and disbursements, including:

(a)	those relating to any investigation, defense or settlement of any claim, suit, administrative proceeding or investigation of any kind or any directive of any Governmental Agency;

(b)	those relating to damages for personal injury, or injury to property including natural resources, occurring in, on, under or about the Secured Property, including lost profits and the cost of demolition and rebuilding of any improvements on real property;

(c)	diminution in the value of the Secured Property, and damages for the loss, or restriction on the use or adverse impact on the marketing, of the Secured Property or any part thereof;

(d)	loss of the priority of the lien of this Mortgage due to the imposition of a lien against the Secured Property; and

(e)	those incurred in connection with the investigation, cleanup, remediation, removal, abatement, containment, closure, restoration, monitoring work or other cure of any violation of an Environmental Requirement required by any Governmental Agency or reasonably necessary to make full economic use of the Secured Property or in connection with any other property, including the performance of any pre-remedial studies and investigations and post remedial monitoring and cure, or any action to prevent a Release or threat of Release or to minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or the environment.

“Environmental Requirements” shall mean any and all Legal Requirements (as hereinafter defined) relating to the protection of the environment, health or safety, including:

(a)	all Legal Requirements pertaining to reporting, licensing, permitting, investigation, remediation or removal of, or pertaining to Releases or threatened Releases of, Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including Releases or threatened Releases into the air, soil, surface water, ground water or land;

(b)	all Legal Requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and

(c)	all Legal Requirements pertaining to industrial hygiene or the protection of the health and safety of employees or the public.

“Equity Collateral” shall have the meaning ascribed to the word “Collateral” in the Pledge Agreement.

“ERISA” shall have the meaning set forth in Section 2.12.

“Event of Default” shall have the meaning set forth in Section 3.01.

“Governmental Agency” shall mean any government, quasi-governmental or government sponsored enterprise, legislative body, commission, board, regulatory authority, bureau, administrative or other agency, court, arbitrator, grand jury or any other public body or entity or instrumentality, whether domestic, foreign, federal, state, county or municipal.

“Ground Lease” shall have the meaning set forth in Granting Clause One.

“Guarantor,” shall mean (a) any guarantor of all or any portion of the Obligations, (b) any indemnitor (other than Mortgagor) under the Environmental Indemnity Agreement of even date herewith, executed by such indemnitor and Mortgagor in favor of Mortgagee or any subsequent Environmental Indemnity Agreement or similar agreement in favor of Mortgagee, and (c) any guarantor under the Guaranty or any subsequent Guaranty in favor of Mortgagee.

“Guaranty” shall mean the Guaranty of even date herewith, executed by Dividend Capital Total Realty Trust Inc., a Maryland corporation, and Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, in favor of Mortgagee.

“Hazardous Materials” shall mean any substance:

(a)	the presence of which requires notification, investigation or remediation under any Environmental Requirement;

(b)

which is or becomes designated, defined, classified or regulated as “hazardous”, “toxic”, “noxious”, “waste”, “pollutant”, “contaminant” or other similar term, or which requires remediation or is regulated under any present or future Environmental Requirement, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), Federal Environmental Pesticide Control Act (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Federal Safe Drinking Water Act (42 U.S.C. Sections 300(f), et seq.), New Jersey Industrial Site Recovery Act, as amended, N.J.S.A. 13:1K-6 et seq., the Spill Compensation and Control Act, as amended, N.J.S.A., 58:10-23.11 et seq., the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et. seq., the Safe Drinking Water Act, as amended, N.J.S.A. 58:12A-1 et. seq., the Toxic Catastrophe Prevention Act N.J.S.A. 13:K-19, et. seq., the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1, et. seq., the Pollution Prevention Act, N.J.S.A. 13:1D-35, et seq., the Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq., the Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq., the Sanitary Landfill Closure and Contingency Fund Act, N.J.S.A. 13:1E-100, et seq., the Solid Waste Utility Control Act, N.J.S.A. 48:13A-1, et seq., the Water Pollution Control Act, N.J.S.A. 58:10A-1, et seq.,

the Flood Hazard Control Act, N.J.S.A. 58:16A-50, et seq., the Freshwater Wetlands Protection Act, N.J.S.A. 13:9B-1, et seq., the Coastal Area Facility Review Act, N.J.S.A. 13:19-1, et seq., the Wetlands Act of 1970, N.J.S.A. 13:9A-1, et seq., the Waterfront and Harbor Facilities Act, N.J.S.A. 12:5-1, et seq., the Noise Control Act, N.J.S.A. 13:1G-1, et seq., and the Pesticide Control Act, N.J.S.A. 13:1F-1, et seq., and any other federal, state, local or foreign law or ordinance which is presently in effect or hereafter enacted relating to environmental matters; any rules and regulations promulgated under any of the foregoing; and any and all amendments to the foregoing;

(c)	which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agency;

(d)	the presence of which on the Secured Property causes or threatens to cause a nuisance relating to the Secured Property or adjacent properties or poses or threatens to pose a hazard relating to the Secured Property or adjacent properties or to the health or safety of Persons on or about the Secured Property or adjacent properties;

(e)	which contains asbestos, gasoline, diesel fuel or other petroleum hydrocarbons, volatile organic compounds, polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation;

(f)	which contains or emits radioactive particles, waves or material, including radon gas; or

(g)	which is or constitutes a part of an underground storage tank.

“Hazardous Material Claims” shall have the meaning set forth in Section 1.05E(4).

“Impositions” shall have the meaning set forth in Section 1.02A.

“Improvements” shall have the meaning set forth in Granting Clause Two.

“Increased Rate” shall have the meaning set forth in the Note.

“Indemnified Claims” shall have the meaning set forth in Section 1.05E(1).

“Independent Director” shall mean a natural Person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and will not while serving as Independent Director be: (i) a stockholder, director (with the exception of serving as the Independent Director of Mortgagor), officer, employee, partner, member, manager, attorney or counsel of Mortgagor, equity owners of Mortgagor or any Guarantor or any Affiliate of Mortgagor or any Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Mortgagor or any Guarantor, equity owners of Mortgagor or Guarantor or any Affiliate of Mortgagor or any Guarantor; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business (a “Professional Independent Director”) and is an employee of such a company or companies at all times during his or her service as an Independent Director. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” that is an Affiliate of Mortgagor (provided such Affiliate does not or did not own a direct or indirect equity interest in an Mortgagor) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of Mortgagor or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

“Land” shall have the meaning set forth in Granting Clause One.

“Lease” and “Leases” shall have the respective meanings set forth in Section 1.08A.

“Lease Guaranty Payment” shall mean any payment, fee or penalty paid by any guarantor of any Lease, whether by reason of a default or pursuant to the terms of any guaranty under such Lease or otherwise.

“Lease Termination Fee” shall mean any payment, fee or penalty paid by a tenant in connection with the cancellation or termination of such tenant’s Lease, whether by reason of such tenant’s default or pursuant to the terms of such Lease or otherwise.

“Legal Requirements” shall mean all present or future laws, statutes, permits, approvals, plans, authorizations, guidelines, franchises, ordinances, restrictions, orders, rules, codes, regulations, judgments, decrees, injunctions or requirements of all Governmental Agencies or any officers thereof, including any Board of Fire Underwriters.

“Lessee” shall have the meaning set forth in Section 1.08A.

“Loan” shall mean the mortgage loan evidenced by the Note and secured by this Mortgage.

“Loan Instruments” shall mean the Note, this Mortgage, the Assignment, the Pledge Agreement, the Cash Management Agreement, the Guaranty, the Side Letter and each other instrument now or hereafter given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed by Mortgagor in connection with the Loan.

“Make-Whole Amount” shall have the meaning set forth in the Note.

“Master Lease” shall have the meaning set forth in Granting Clause One.

“Material Agreement” shall mean each of the Ground Lease, the Master Lease, the Schwab Lease and the Tax Exemption Documents.

“Maturity Date” shall have the meaning set forth in the Note.

“Mortgagee’s Architect” shall mean a licensed architect or registered engineer approved by Mortgagee.

“Non-Recourse Exceptions” shall have the meaning set forth in Section 5.18.

“Note” shall have the meaning set forth in the second introductory paragraph of this Mortgage.

“Obligations” shall mean and include all indebtedness, obligations, covenants, agreements and liabilities of Mortgagor to Mortgagee, including all obligations to pay interest, the Make-Whole Amount and all charges and advances, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, pursuant to or arising out of or in connection with the Note, this Mortgage, the Assignment or any other Loan Instrument, all modifications, extensions and renewals of any of the foregoing and all expenses and costs of collection or enforcement, including attorneys’ fees and disbursements incurred by Mortgagee in the collection or enforcement of any of the Loan Instruments or in the exercise of any rights or remedies pursuant to the Loan Instruments or applicable law.

“Partial Foreclosure” shall have the meaning set forth in Section 4.01B.

“Person” shall mean a corporation, a limited or general partnership, a limited liability company or partnership, a joint stock company, a joint venture, a trust, an unincorporated association, a Governmental Agency, an individual or any other entity similar to any of the foregoing.

“Personal Property” shall have the meaning set forth in Granting Clause Two.

“Phase I” shall mean that certain Environmental Assessment, dated May 25, 2010, prepared by EMG.

“Pledge Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, from the Pledgors, collectively as pledgor, to Mortgagee, as lender.

“Pledgors” shall mean TRT Harborside LLC, a Delaware limited liability company, and Plaza X Realty L.L.C., a New Jersey limited liability company.

“Premises” shall have the meaning set forth in Granting Clause Two.

“Proceeds” shall have the meaning set forth in Section 1.03F(2).

“Purchase Option” shall have the meaning set forth in Section 1.11D.

“Rents” shall mean all rents, issues, profits, cash collateral, royalties, income and other benefits derived from the Secured Property or any part thereof (including benefits accruing from all present or future leases and agreements, including oil, gas and mineral leases and agreements).

“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

“Schwab Lease” shall mean that certain Amended and Restated Lease dated December 29, 2000 between Plaza X Leasing, as landlord, and Charles Schwab & Co., Inc., as tenant, as the same has been or may hereafter be amended from time to time.

“Secured Property” shall mean the Premises, the Personal Property and all other rights and interests described in the Granting Clauses of this Mortgage.

“Side Letter” shall mean the letter, dated as of the date hereof, from Mortgagee to Mortgagee relating to extensions of the Loan, Transfers and other matters.

“State” shall mean the State, Commonwealth or territory in which the Secured Property is located.

“Tax Exemption Documents” shall mean, collectively (a) that certain Contribution Agreement dated as of November 15, 2000 between AFE and the City of Jersey City, (b) that certain Project Employment & Contracting Agreement dated as of November 15, 2000 between Plaza X Urban Renewal and the City of Jersey City, (c) that certain Financial Agreement dated as of November 15, 2000, between Plaza X Urban Renewal and the City of Jersey City, (d) that certain Addendum to Financial Agreement effective as of November 15, 2000 between Plaza X Urban Renewal and the City of Jersey City, (e) that certain Amendment to Financial Agreement dated September 23, 2003 between Plaza X Urban Renewal and the City of Jersey City, (f) the Settlement Agreement and Release about to be entered into between Plaza X Urban Renewal and the City of Jersey City and (f) any other documents now or hereafter entered into by any Mortgagor in connection with a tax exemption pursuant to the Long Term Tax Exemption Law, N.J.S.A. 40A:20-1 et seq., as any of the foregoing have been or may hereafter be amended from time to time.

“Transfer” shall have the meaning set forth in Section 1.11B.

As used in this Mortgage (a) words such as “herein”, “hereof”, “hereto”, “hereunder” and “hereby” or similar terms refer to this Mortgage as a whole and not to any specific Section or provision hereof; (b) wherever the singular or plural number or the masculine, feminine or neuter gender is used, it shall include each other number or gender; and (c) the word “including” shall mean “including, without limitation,” and the word “includes” shall mean “includes, without limitation.”

ARTICLE 1

COVENANTS AND AGREEMENTS

Mortgagor hereby covenants and agrees as follows:

1.01 Payment, Performance and Security. Mortgagor shall pay when due the amount of, and otherwise timely perform, all Obligations. This Mortgage shall secure all Obligations.

1.02 Payment of Taxes, Assessments, etc.

1.02A. Impositions. Mortgagor shall pay when due and payable, before any fine, penalty, interest or cost for the nonpayment thereof may be added thereto, and without any right of offset or credit against any interest or other amounts payable to Mortgagee pursuant to this Mortgage or on the Note, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault taxes or charges, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including penalties, interest costs and charges accrued or accumulated thereon), which at any time may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof, or any appurtenance thereto, including amounts payable by Mortgagor under the Tax Exemption Documents (all of the foregoing collectively, “Impositions” and individually, an “Imposition”).

1.02B. Installments. Notwithstanding anything to the contrary contained in Section 1.02A, if by law any Imposition, at the option of the taxpayer, may be paid in installments, and provided interest shall not accrue on the unpaid balance of such Impositions, Mortgagor may exercise the option to pay the same in installments and, in such event, shall pay such installments as the same become due and before any fine, penalty, interest or cost may be added thereto.

1.02C. Receipts. Mortgagor, upon request of Mortgagee, will furnish to Mortgagee within ten (10) days before the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Mortgagee, evidencing the payment thereof.

1.02D. Evidence of Payment. The bill, certificate or advice of nonpayment, issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition) of the nonpayment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Mortgagor shall pay Mortgagee, on demand, all charges, costs and expenses of every kind including each tax service search fee or charge incurred by Mortgagee at any time or times during the term of this Mortgage in connection with obtaining evidence satisfactory to Mortgagee that the payment of all Impositions is current and that there is no Imposition due and owing or which has become or given rise to a lien on the Secured Property or any part thereof or any appurtenance thereto.

1.02E. Payment by Mortgagee. If Mortgagor shall fail to pay any Imposition in accordance with the provisions of this Section 1.02, Mortgagee, at its option and at such time as it may elect, may pay such Imposition, but shall be under no obligation to do so. Mortgagor will repay to Mortgagee, on demand, any amount so paid by Mortgagee, with interest thereon at the Increased Rate from the date of such payment by Mortgagee to the date of repayment by Mortgagor. This Mortgage shall secure each such amount and such interest.

1.02F. Change in Law. In the event of the passage after the date of this Mortgage of any law deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Mortgage or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then, and in such event, Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or the Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Mortgage or otherwise, Mortgagee may, at its option, declare all Obligations secured by this Mortgage, with interest thereon, to be immediately due and payable, or Mortgagee may, at its option, pay that amount or portion of such taxes as renders the Loan or the Obligations unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of such taxes. Mortgagor waives any right it may have to a credit against interest due on the debt secured by this Mortgage for taxes paid.

1.02G. Joint Assessment. Mortgagor shall not suffer, permit or initiate the joint assessment of the Premises and the Personal Property, or any other procedure whereby personal property taxes and real property taxes shall be assessed, levied or charged to the Secured Property as a single lien.

1.02H. Permitted Contests. Notwithstanding anything herein to the contrary, if, and for so long as, Mortgagor is not in default pursuant to any of the Loan Instruments, Mortgagor shall have the right to contest the amount or the validity, in whole or in part, of any Imposition, by appropriate proceedings diligently conducted in good faith and without cost or expense to Mortgagee. Subject to the provisions of Section 1.02I and provided Mortgagor is in compliance with the provisions of the next sentence, Mortgagor may postpone or defer payment of such Imposition if Mortgagor, on or before the due date thereof, shall do one of the following: (1) deposit or cause to be deposited with Mortgagee a surety bond issued by a surety company of recognized responsibility acceptable to Mortgagee, guaranteeing and securing the payment in full of such Imposition, pending the determination of such contest, (2) deposit or cause to be deposited with Mortgagee an amount equal to one hundred percent (100%) of such Imposition or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep on deposit at all such times an amount equal to one hundred percent (100%) of the Imposition remaining unpaid, or (3) furnish or cause to be furnished to Mortgagee other security reasonably satisfactory to Mortgagee. If such deposit is made or such security furnished and Mortgagor continues in good faith to contest the validity of such Imposition by appropriate legal proceedings which shall operate to prevent the collection of such Imposition so contested, the imposition of interest, fines or other penalties with respect to such Imposition and the sale of the Secured Property or any part thereof to satisfy such Imposition, Mortgagor shall have no obligation to pay such Imposition until such time as it has been finally determined to be a valid, due and payable Imposition. Upon termination of any such proceeding, or at any earlier time that Mortgagor shall have been adjudicated liable for the payment of such Imposition, Mortgagor shall pay in full the amount of such Imposition or part thereof as shall have been finally determined in such proceeding, together with all liabilities in connection therewith. If Mortgagor shall fail to pay in full the amount that has been finally determined, Mortgagee shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this Section 1.02H to payment of any unpaid Imposition. However, Mortgagee shall not have any liability for application of, or failure to apply, any amount so deposited, except for Mortgagee’s intentional and willful failure to apply a deposited amount after Mortgagor shall have notified Mortgagee of such final decision and Mortgagor or the Person making such deposit shall have requested in writing the application of such amount to the payment of the particular Imposition with respect to which it was deposited. Mortgagee shall repay to Mortgagor, or as directed by Mortgagor, the remainder of any such deposit after payment in full of the related Imposition, unless Mortgagor shall be in default pursuant to any of the Loan Instruments. If a default then exists, Mortgagee may, in its discretion, apply all or any part of such remainder to the curing of such default. After the curing of all such defaults (and the payment in full of all then due and payable Impositions), Mortgagee shall pay the remainder of such surplus, if any, to Mortgagor. Mortgagor may contest matters under the Tax Exemption Documents by appropriate proceedings diligently conducted in good faith and without cost or expense to Mortgagee, provided that if such matter involves any disputed payment obligation of Mortgagor under the Tax Exemption Documents, Mortgagor shall deposit the disputed amount with Mortgagee in accordance with the provisions of this Section 1.02H.

1.02I. No Lease Default. Notwithstanding anything to the contrary contained herein, if contesting the validity or amount of any Imposition shall cause a breach of any of the terms, conditions or covenants required to be performed by Mortgagor as lessor under any Lease, Mortgagor shall not have the right to contest the same as provided in Section 1.02H, and Mortgagor shall pay such Imposition pursuant to Section 1.02A.

1.03 Insurance.

1.03A. All Risk Coverage. Mortgagor, at its sole cost and expense, shall keep the Improvements and the Personal Property insured against loss or damage by fire and against loss or damage by other risks now covered by “All Risk” insurance, in form and substance satisfactory to Mortgagee, and in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including improvement work performed for tenants, without deduction for depreciation and with such other deductibles, if any, as are satisfactory to Mortgagee, in its discretion. Such insurance shall include an endorsement for demolition and increased cost of construction and an agreed amount endorsement for the estimated replacement cost. Mortgagor’s “All Risk” insurance policy shall not exclude from coverage any loss arising from the perils of terrorist acts or, in the alternative, Mortgagor shall maintain a separate insurance policy covering terrorist acts and, in either case, the coverage for damage caused by terrorist acts shall be on a 100% replacement cost basis with a deductible acceptable to Mortgagee (such insurance coverage shall be referred to herein as “Terrorism Insurance”). Mortgagor’s Terrorism Insurance coverage may be part of a blanket insurance policy provided that the blanket coverage (i) is acceptable to Mortgagee, in its discretion, (ii) contains an endorsement to the policy showing Mortgagee as a certificate holder and additional insured and (iii) contains a specific allocation of value and deductible related to the coverage on the property to be encumbered by the Mortgage and provides that such value and deductible may not be affected by any claims or other matters related to the other properties covered by the blanket policy.

1.03B. Additional Coverage. Mortgagor, at its sole cost and expense, shall at all times also maintain:

(1) Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Secured Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance satisfactory to Mortgagee;

(2) Rent and/or business income insurance in an amount not less than one year’s aggregate rentals, including minimum rentals, escalation charges, percentage rents (based on sales projections acceptable to Mortgagee) and other additional rentals, and any other amounts payable by tenants and other occupants at the Secured Property pursuant to Leases or otherwise, which amount shall be increased from time to time upon the leasing of space at the Secured Property or upon each increase in such aggregate rentals;

(3) If the Improvements are located in a flood hazard area, flood insurance on the Improvements in an amount equal to the lesser of full replacement cost thereof or the maximum amount of insurance obtainable;

(4) Insurance, in such amounts as Mortgagee shall from time to time require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Secured Property; and

(5) Such other insurance and any replacements, substitutions or additions thereto as shall at any time be required by Mortgagee against other insurable hazards, including earthquake, war risk, terrorism, nuclear reaction or radioactive contamination, each in such amount as Mortgagee shall determine.

1.03C. Separate Insurance. Mortgagor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Mortgagor may, however, effect for its own account any insurance not required pursuant to the provisions of this Mortgage, but any such insurance effected by Mortgagor on the Secured Property, whether or not required pursuant to this Section 1.03, shall be for the mutual benefit of Mortgagor and Mortgagee, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.03.

1.03D. Insurers; Policies. All insurance provided for in this Section 1.03 shall be effected under valid and enforceable policies issued by financially responsible insurers, rated by A.M. Best as “A” or better and as having a class size of at least “X(10)” and authorized to do business in the State, with deductibles acceptable to Mortgagee and otherwise in form and substance acceptable to Mortgagee. An original (or certified) copy of all such policies shall be deposited with and held by Mortgagee and shall contain the standard non-contributory mortgagee clause in favor of Mortgagee and a waiver of subrogation endorsement, all in form and content satisfactory to Mortgagee. All such policies shall contain a provision that such policies will not be cancelled or materially amended (including any reduction in the scope or limits of coverage), without at least thirty (30) days’ prior written notice to Mortgagee. Not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 1.03, (so long as Mortgagor has been invoiced for such insurance premiums, but in any case to avoid lapse of such policies, originals (or certified copies)) of the policies bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Mortgagee of such payment shall be delivered by Mortgagor to Mortgagee.

1.03E. Mortgagee’s Right to Secure Coverage. If Mortgagor fails to furnish to Mortgagee and keep in force the original policies of insurance required by this Section 1.03, Mortgagee, at its option, may procure such insurance, which procurement, at Mortgagee’s further option, may be by the purchase of insurance policies or by the addition of the Secured Property to Mortgagee’s blanket policy. In the event that Mortgagee has exercised either of such options, promptly upon demand by Mortgagee, Mortgagor (i) will reimburse Mortgagee for all premiums on the policies purchased by Mortgagee or (ii) in the event Mortgagee has added the Secured Property to its blanket policy, will pay to Mortgagee an amount equal to the estimated cost of the insurance coverage which Mortgagee has added to its blanket policy had such coverage been obtained under a separate policy and not under a blanket policy, in either case, with interest thereon at the Increased Rate from the date Mortgagee pays such premiums to the date Mortgagor repays such premiums to Mortgagee in full. Until they are so repaid, this Mortgage shall secure the amount of such premiums and interest.

1.03F. Damage or Destruction. Upon the occurrence of any damage or casualty to the Secured Property or any part thereof, the following shall apply:

(1) Mortgagor shall give Mortgagee written notice of such damage or casualty as soon as possible, but not later than ten (10) days after the date such damage or casualty occurs.

(2) All proceeds of insurance (“Proceeds”) paid or to be paid pursuant to any of the policies maintained pursuant to this Mortgage shall be payable to Mortgagee. Mortgagor hereby authorizes and directs any affected insurer to make payment of the Proceeds directly to Mortgagee. Mortgagee may commingle, with other monies in Mortgagee’s possession, all Proceeds received by Mortgagee. All such Proceeds shall constitute additional security for the Obligations and Mortgagor shall not be entitled to the payment of interest thereon. So long as no Event of Default then exists, Mortgagor may settle, adjust or compromise all claims for loss, damage or destruction pursuant to any policy or policies of insurance provided that such claim does not exceed $1,000,000.00.

(3) Mortgagee shall have the option, in its discretion, and without regard to the adequacy of its security hereunder, of applying all or part of the Proceeds to (a) the Obligations, whether or not then due, in such order as Mortgagee shall determine in accordance with applicable law, (b) the repair or restoration of the Secured Property, (c) reimburse Mortgagee for its actual costs and expenses in connection with the recovery of the Proceeds, if any, or (d) any combination of the foregoing.

(4) Nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Secured Property as provided in Section 1.05 or restoring all damage or destruction to the Secured Property, regardless of whether there are Proceeds available or whether the Proceeds are sufficient in amount, and the application or release by Mortgagee of any Proceeds shall not cure or waive any Event of Default or notice of default pursuant to this Mortgage or invalidate any act done pursuant to such notice.

1.03G. Transfer of Interest in Policies. In the event of the foreclosure of this Mortgage or other transfer of title or assignment of the Secured Property in payment and performance, in whole or in part, of the Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required by this Section 1.03 shall inure to the benefit of, and pass to the purchaser or grantee of the Secured Property. If, prior to Mortgagee’s receipt of the Proceeds, the Secured Property shall have been sold through the foreclosure of this Mortgage or other similar proceeding, Mortgagee shall have the right to receive the Proceeds to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, together with interest thereon at the Increased Rate, plus attorney’s fees and other costs and disbursements incurred by Mortgagee in connection with the collection of the Proceeds and in establishing the amount of and collecting the deficiency. Mortgagor hereby assigns, transfers and sets over to Mortgagee all of the Mortgagor’s right, title and interest in and to said sum. The balance, if any, shall be paid to Mortgagor, or as otherwise required by law.

1.03H. Mortgagor’s Use of Proceeds.

(1) Notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03H(4), in the event of any destruction to the Secured Property by fire or other casualty as to which the estimated cost of repair or restoration exceeds $1,000,000, the Proceeds shall be made available to Mortgagor for repair and restoration, after deducting therefrom and payment to Mortgagee of an amount equal to Mortgagee’s costs in connection with collection, review and disbursement of the Proceeds of such damage or casualty, provided that:

(a) The Proceeds are deposited with Mortgagee;

(b) No Event of Default shall have occurred and be continuing under the terms of any of the Loan Instruments;

(c) The insurer does not deny liability to any named insured;

(d) Mortgagee is furnished with, and has approved (i) a complete, final set of plans and specifications for the work to be performed in connection with the repair or restoration, (ii) an estimate of the cost of repair and restoration, and (iii) a certificate of Mortgagee’s Architect as to such costs;

(e) The value, quality and condition of the Secured Property so repaired or restored shall be at least equal to that of the Secured Property prior to such damage or casualty;

(f) Mortgagor furnishes Mortgagee with evidence reasonably satisfactory to Mortgagee that all Improvements so repaired or restored and their use shall fully comply with all applicable (i) easements, covenants, conditions, restrictions or other private agreements or instruments of record affecting the Secured Property and (ii) Legal Requirements;

(g) If the estimated cost of such repair or restoration exceeds the Proceeds available, Mortgagor shall (i) furnish a bond of completion or provide other evidence satisfactory to Mortgagee of Mortgagor’s ability to pay such excess costs, or (ii) deposit with Mortgagee additional funds equal to such excess;

(h) Mortgagee shall have received written notice of damage or casualty from Mortgagor within ten (10) days after the date of such damage or casualty, which notice shall state the date of such damage or casualty, and shall contain a request to Mortgagee to make the Proceeds available to Mortgagor;

(i) Mortgagee shall have received a report or proof of claim from the insurer describing the damage or casualty and the insurer’s payment therefor;

(j) During and after the repair and restoration period, the aggregate monthly net income pursuant to rent or business income insurance and/or pursuant to all Leases remaining in full force and effect shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid on the Obligations, as well as all payments for taxes and insurance required pursuant to Section 1.04, as estimated by Mortgagee; and

(k) the Debt Coverage Ratio is not less than 1.50.

(2) Mortgagee shall disburse the Proceeds during the course of repair or restoration upon (a) the certification of Mortgagee’s Architect as to the cost of the work done, (b) the conformity, as determined by Mortgagee, of the work to plans and specifications approved by Mortgagee, and (c) receipt of evidence of a title insurance company acceptable to Mortgagee that there are no liens arising out of the repair or restoration or otherwise. Notwithstanding the above, a portion of the Proceeds may be released prior to the commencement of repair or restoration to pay for items approved by Mortgagee in its discretion. Subject to satisfaction of the foregoing conditions, Mortgagee shall make such disbursements within ten (10) business days after a written request by Mortgagor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of the Proceeds remaining with Mortgagee must be at least sufficient to pay for the cost of completion of the work (as estimated by Mortgagee in its discretion), free and clear of liens. Mortgagee shall make final payment after receipt of a certification of Mortgagee’s Architect confirming the completion of the work in accordance with plans and specifications approved by Mortgagee.

(3) At its option, Mortgagee shall (a) return to Mortgagor the balance of the Proceeds after full disbursement in accordance with Sections 1.03H(1) and (2), or (b) apply such balance to the Obligations, whether or not then due, in such order as Mortgagee shall determine.

(4) In all cases in which any destruction of the Secured Property by fire or other casualty occurs during the last twelve (12) months prior to the Maturity Date, or in Mortgagee’s judgment, Mortgagor is not proceeding with the repair or restoration in a manner that would entitle Mortgagor to have the Proceeds disbursed to it, or for any other reason Mortgagee determines in its judgment that Mortgagor shall not be entitled to the Proceeds pursuant to the terms of this Mortgage, Mortgagee shall have the options set forth in Section 1.03F(3).

1.04 Escrow Payments. To further secure the Obligations as to payment of the Impositions (as set forth in Section 1.02) and premiums for insurance (as set forth in Section 1.03), Mortgagor will pay to Mortgagee, or its designee, on the due date of each monthly installment of principal and/or interest pursuant to the Note, a sum equal to the Impositions and insurance premiums next due on the Secured Property, all as estimated by Mortgagee, less all sums already paid with respect to the Impositions and insurance premiums for such period, divided by the number of months to elapse before one month prior to the date when such Impositions and insurance premiums shall become due and payable. Mortgagee or its designee shall hold all payments without any obligation for the payment of interest thereon to Mortgagor and free of all liens or claims on the part of creditors of Mortgagor and as a part of the Secured Property. Mortgagee or its designee shall use such payments to pay current Impositions and insurance premiums, as the same accrue and are payable. Such payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Mortgagee, or its designee. If at any time and for any reason Mortgagee determines that such payments are insufficient to pay the Impositions and insurance premiums in full as they become payable, Mortgagor will pay to Mortgagee or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Mortgagee or its designee to so pay such Impositions and insurance premiums in full. Mortgagor shall furnish Mortgagee with the bills therefor within sufficient time to enable Mortgagee or its designee to pay the Impositions and insurance premiums before any penalty attaches and before any policy lapses. Upon any Event of Default in the provisions of any Loan Instrument, Mortgagee may, at its discretion and without regard to the adequacy of its security hereunder, apply any unused portion of such payments to the payment of the Obligations in such manner as it may elect. Transfer of legal title to the Secured Property shall automatically transfer to the new owner any then remaining rights of Mortgagor in all sums held by Mortgagee pursuant to this Section 1.04.

1.05 Care and Use of the Premises.

1.05A. Maintenance and Repairs. Mortgagor, at its sole cost and expense, shall (1) take good care of the Secured Property and the sidewalks adjoining the Secured Property and keep the same in good order and condition, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any waste of the Secured Property, and (4) not do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.

1.05B. Standard of Repairs. The necessity for and adequacy of repairs to the Secured Property pursuant to Section 1.05A shall be measured by the standard which is appropriate for a first class office building and related facilities of similar construction and type located in the Hudson County, New Jersey area. Further, Mortgagor shall make all repairs necessary to avoid any structural damage to the Improvements and to keep the Secured Property in a proper condition for its intended use. When used in this Section 1.05, the terms “repair” and “repairs” shall include all necessary renewals and replacements. Mortgagor shall make all repairs with new, first-class materials and in a good, substantial and workerlike manner which shall be equal or better in quality and class to the original work.

1.05C. Removal of Equipment. Mortgagor shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Mortgagor will promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Improvements, Mortgagor shall not be required to replace same. The security interest of this Mortgage shall cover all such replacement equipment.

1.05D. Compliance With Laws and Insurance. Mortgagor shall promptly comply with any and all applicable Legal Requirements including maintaining the Secured Property in compliance with all Legal Requirements. Mortgagor shall not bring or keep any article upon the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Mortgagor on or with respect to any part of the Secured Property. Mortgagor shall do all other acts, which from the character or use of the Secured Property may be necessary to protect the Secured Property. Upon request of Mortgagee, Mortgagor shall furnish to Mortgagee a copy of any license, permit or approval required by any Governmental Agency with respect to the Secured Property and/or the operations conducted thereon.

1.05E. Hazardous Materials.

(1) Mortgagor hereby unconditionally and irrevocably agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Mortgagee, and its directors, officers, policyholders, shareholders, employees, successors (including any successor to Mortgagee’s interest in the chain of title), assigns, agents, attorneys, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees and invitees, from and against any and all of the following (referred to collectively as the “Indemnified Claims”): all Environmental

Damages and Environmental Claims that may be actually incurred by, imposed upon, or asserted against, any Person indemnified hereunder, arising out of, related to, or in connection with:

(a) the presence of Hazardous Materials in, on, under or about or the Release or threatened Release of any Hazardous Materials to or from (i) the Secured Property or (ii) any other property legally or beneficially owned (or any interest or estate which is owned) by Mortgagor, regardless of whether or not the presence of such Hazardous Materials arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Mortgagor or any other Person,

(b) the violation or alleged violation of any Environmental Requirement affecting or applicable to the Secured Property or any activities thereon, regardless of whether or not the violation of such Environmental Requirement arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Mortgagor or any other Person,

(c) the breach of any warranty or covenant or the inaccuracy of any representation contained in the Loan Instruments pertaining to Hazardous Materials or other environmental matters, including the covenants contained in Sections 1.05E(2), (3), (4) and (5) and the representations and warranties contained in Sections 1.05E(4) and 2.03C and D,

(d) the transport, treatment, recycling, storage or disposal or arrangement therefor, of any Hazardous Material to, at or from the Secured Property, or

(e) the enforcement or attempted enforcement of this indemnity.

Mortgagor’s obligations pursuant to the foregoing indemnity shall include the burden and expense of (x) defending against all Indemnified Claims, even if such Indemnified Claims are groundless, false or fraudulent, (y) conducting all negotiations of any description with respect to the Indemnified Claims, and (z) paying and discharging any and all Indemnified Claims, when and as the same become due, against or from Mortgagee or any other Person indemnified pursuant to this Section 1.05E(1). Mortgagor’s obligations under this Section 1.05E(1) shall survive (i) the repayment of all sums due under the Note; (ii) the release of the Secured Property or any portion thereof from the lien of this Mortgage; (iii) the reconveyance of or foreclosure under this Mortgage (notwithstanding that all or a portion of the obligations secured by this Mortgage shall have been discharged thereby); (iv) the acquisition of the Secured Property by Mortgagee; and/or (v) the transfer of all of Mortgagee’s rights in and to the Note and/or the Secured Property.

(2) Mortgagor shall maintain the Secured Property in compliance with, and shall not cause or permit the Secured Property to be in violation of, any applicable Environmental Requirements. Mortgagor shall not, and shall not permit any lessee or occupant of the Secured Property to, use, generate, manufacture, store, maintain, dispose of or permit to exist in, on, under or about the Secured Property any Hazardous Materials, except for the use, storage and disposal (such use, storage and disposal to be in all cases in accordance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in (A) the ordinary course of operating and maintaining a first class office building and/or (B) the ordinary course of operations of tenants’ business operations at the Secured Property. Mortgagor shall, at all times, comply fully and in a timely manner, and use its reasonable business efforts to cause all of its employees, agents, contractors and subcontractors and any other Persons occupying or present on the Secured Property to so comply, with all applicable Environmental Requirements.

(3) Promptly, upon the written request of Mortgagee, but not more frequently than once per year, Mortgagor shall provide Mortgagee, at Mortgagor’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Mortgagee and in a form acceptable to Mortgagee, assessing the presence or absence of any Hazardous Materials and the potential costs in connection with the abatement, cleanup or removal of any Hazardous Materials found in, on, under or about the Secured Property. Mortgagor shall cooperate in the conduct of such site assessment or environmental audit.

(4) Mortgagor represents and warrants that, to its best knowledge, and except as set forth in the Phase I (a) no enforcement, cleanup, removal or other governmental or regulatory action has, at any time, been instituted, contemplated or threatened against Mortgagor, or to its knowledge, the Secured Property, pursuant to any Environmental Requirements; (b) to its knowledge, no violation or noncompliance with any Environmental Requirements has occurred with respect to the Secured Property at any time; (c) no claims have, at any time, been made or threatened by any third party against the Secured Property or against Mortgagor with respect to the Secured Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in this Section 1.05E(4)(a), (b) and (c) are herein referred to as “Hazardous Materials Claims”). Mortgagor shall promptly advise Mortgagee, in writing, if any Hazardous Materials Claims are hereafter asserted, or if Mortgagor obtains knowledge of any Release of any Hazardous Materials in, on, under or about the Secured Property.

(5) Without Mortgagee’s prior written consent, Mortgagor shall not (a) take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Secured Property, or (b) enter into any settlement agreement, consent decree or other compromise in respect of any such Hazardous Materials or any Hazardous Material Claims. However, Mortgagee’s prior consent shall not be necessary in the event that the presence of any Hazardous Materials in, on, under or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Mortgagee’s consent before taking such action. In such event, Mortgagor shall notify Mortgagee as soon as practical of any action so taken. Mortgagee shall not withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Mortgagor establishes to the satisfaction of Mortgagee that there is no reasonable alternative to such remedial action which would result in less impairment to the Secured Property.

(6) Mortgagee, if it so elects, shall have the right to join and participate as a party in any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claim and, in such case, Mortgagor shall pay all of Mortgagee’s out-of-pocket attorneys’ fees and expenses actually incurred in connection therewith.

1.05F. Compliance With Instruments of Record. Mortgagor shall promptly perform and observe, or cause to be performed and observed, all terms, covenants and conditions of all instruments of record affecting the Secured Property, non-compliance with which may affect the priority of the lien of this Mortgage, or which may impose any duty or obligation upon Mortgagor or any lessee or other occupant of the Secured Property or any part thereof. Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Secured Property.

1.05G. Alteration of Secured Property. Mortgagor shall not demolish, remove, construct, restore, add to or alter any portion of the Secured Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Mortgagee’s prior written consent, which shall not be unreasonably withheld, except for (1) initial tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease approved by Mortgagee in writing (to the extent that such approval is required under the terms of the Loan Instruments), (2) ordinary, non-structural maintenance work, and (3) construction, additions or alterations costing less than $500,000.

1.05H. Parking. Mortgagor shall comply with all Legal Requirements for parking and shall grant no parking rights in the Secured Property other than to Lessees under Leases, except with Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Parking shall be available, pursuant to the Easement Agreement, for tenants from an adjacent parking lot to the west of the Secured Property, providing approximately 468 parking spaces (0.79 parking spaces per 1,000 square feet of rentable area in the Improvements). If any part of the automobile parking areas included within the Secured Property is taken by condemnation or such areas are otherwise reduced, Mortgagor shall provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such facilities must be assignable and must be otherwise in form and substance satisfactory to Mortgagee. Before entering into any such lease or other contract, Mortgagor will furnish to Mortgagee satisfactory assurance of the completion of such facilities free of all liens and in conformity with all Legal Requirements.

1.05I. Entry on Secured Property. Mortgagee or its representatives may enter upon and inspect the Secured Property at all reasonable times, subject to rights of tenants.

1.05J. No Consent to Alterations or Repairs. Nothing contained in this Mortgage shall in any way constitute the consent or request of Mortgagee, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Secured Property or any part thereof.

1.05K. Preservation of Lien; Mechanic’s Liens. Mortgagor shall do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the sole cost of Mortgagor. Mortgagor shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, Rents, issues, income or profits arising therefrom.

1.05L. Use of Secured Property by Mortgagor. Mortgagor shall use, or cause to be used, the Secured Property principally and continuously as and for a first-class office building. Mortgagor shall not use, or permit the use of, the Secured Property or any part thereof, for any other principal use without the prior written consent of Mortgagee. Mortgagor shall not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Secured Property or any part thereof without in each case obtaining Mortgagee’s prior written consent thereto.

1.05M. Use of Secured Property by Public. Mortgagor shall not suffer or permit the Secured Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Mortgagor’s title to the Secured Property or any part thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession, or of any implied dedication to the public of the Secured Property or any part thereof.

1.05N. Management. Management of the Premises shall be reasonably satisfactory to Mortgagee and shall be performed by Mortgagor, Mack-Cali Realty, L.P., or by a management company approved in writing by Mortgagee and under a management contract satisfactory to Mortgagee, which management contract shall be subject and subordinate to the rights and title of Mortgagee under this instrument.

1.05O. Permitted Contests. If, and for so long as, Mortgagor is not in default pursuant to any of the Loan Instruments, Mortgagor shall have the right, after prior notice to Mortgagee, to contest, by appropriate legal proceedings, diligently conducted in good faith and without cost or expense to Mortgagee, the validity or application of any Legal Requirement, subject to the following:

(1) Such contest shall not subject Mortgagee or Mortgagor to any civil or criminal liability;

(2) By the terms of any such Legal Requirement, compliance therewith pending the prosecution of any such legal proceedings may legally be delayed without incurring (or increasing the risk of incurring) any damage or injury of any kind to the Secured Property or any Person or property and without incurring any lien or charge of any kind against the Secured Property or any fine or penalty against Mortgagor, Mortgagor may delay compliance therewith until the final determination of such legal proceedings; and

(3) Such contest shall not cause a breach of any of the terms, conditions or covenants of any Lease or other agreement on Mortgagor’s part to be performed.

1.06 Financial Information.

1.06A. Financial Statements. Mortgagor shall keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property and, without expense to Mortgagee, furnish to Mortgagee, within one hundred twenty (120) days after the end of each fiscal year of Mortgagor, including the fiscal year during which the Loan is closed, an annual financial statement certified by an independent certified public accountant which is a “Big 4” accounting firm or is reasonably satisfactory to Mortgagee and prepared in accordance with generally accepted accounting principles relating to real estate consistently applied, which shall include with respect to the Secured Property: (1) a balance sheet, (2) a statement of cash flows and (3) a detailed summary of operations, including, all Rents and other income derived from and all operating and capital expenses paid or incurred in connection with the Secured Property. Mortgagor shall also provide to Mortgagee company-prepared financial statements containing (i) a detailed line item breakdown of all capital expenses broken down into leasing commissions, tenant improvements, capital maintenance, common areas renovation and expansion, (ii) a certified rent roll and other pertinent information regarding the leasing as may be reasonably required by Mortgagee and (iii) annual sales figures for all tenants who are required to provide such information to Mortgagor. In addition to such annual financial statements, Mortgagor shall furnish to Mortgagee such interim statements of financial position and cash flows and such interim summaries of operations and interim rent rolls, including any of the information described in the foregoing provisions of this Section 1.06A, as Mortgagee shall reasonably require; provided, however, that Mortgagee shall not require Mortgagor to furnish such interim statements more than twice annually, so long as no Event of Default has occurred and is continuing under any of the Loan Instruments and no event, which with the giving of notice or lapse of time, or both, would constitute an Event of Default. As to any Guarantor, Mortgagor shall also furnish, or cause to be furnished, to Mortgagee, within one hundred twenty (120) days after the end of each fiscal year of each Guarantor, if any, including the fiscal year during which the Loan is closed: (1) a balance sheet, (2) a statement of cash flows and (3) a profit and loss statement for each Guarantor, all certified by an independent, certified public accountant which is a “Big 4” accounting firm or is reasonably satisfactory to Mortgagee and prepared in accordance with generally accepted accounting principles, consistently applied, which shall include a balance sheet, a statement of cash flows and statement of profit and loss.

1.06B. Right to Inspect Books and Records. Mortgagee or its representatives shall have the right to examine and make copies of all books and records and all supporting vouchers and data related to the Secured Property. Such examination may occur at the Secured Property or at Mortgagor’s principal place of business and shall be at Mortgagor’s sole cost and expense.

1.07 Condemnation.

1.07A. Mortgagee’s Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, “Condemnation Proceedings”), Mortgagee shall have the right to participate in any such Condemnation Proceedings and all awards or payments (collectively, “Award”) that may be made in any such Condemnation Proceedings are hereby assigned to Mortgagee, and shall be deposited with Mortgagee and applied in the manner set forth in this Section 1.07. Mortgagor shall give Mortgagee immediate notice of the actual or threatened commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including all such Condemnation Proceedings as to severance and consequential damage and change in grade in streets, and will deliver to Mortgagee copies of any and all papers served or received in connection with any Condemnation Proceedings. Notwithstanding the foregoing, Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to any Condemnation Proceedings and to settle or compromise any claim in connection therewith. Mortgagor and Mortgagee shall cooperate with each other in connection with any such Condemnation Proceedings, including negotiation for a possible settlement. No settlement for the damages sustained in connection with any Condemnation Proceedings shall be made by Mortgagor without Mortgagee’s prior written approval, provided, however, that so long as no Event of Default then exists, Mortgagor may settle or compromise any claim that does not exceed $1,000,000.00. Mortgagor shall execute any and all further documents that may be required in order to facilitate the collection of each Award.

1.07B. Application of Condemnation Award.

(1) If at any time title or temporary possession of the whole or any part of the Secured Property shall be taken in any Condemnation Proceeding or pursuant to any agreement among Mortgagor, Mortgagee and/or those authorized to exercise the right of condemnation, Mortgagee, in its discretion and without regard to the adequacy of its security hereunder, shall have the right to apply any Award received to payment of the Obligations whether or not due, in such order as Mortgagee shall determine. If all or substantially all of the Secured Property is taken and the amount of the Award received by Mortgagee is not sufficient to pay the then unpaid balance of the Obligations, the balance of the Obligations shall, at the option of Mortgagee, become immediately due and payable and Mortgagor shall, within ten (10) days after notice to Mortgagor that Mortgagee has so applied the Award, pay the difference between such balance and the amount of the Award. “Substantially all of the Secured Property” shall be deemed to have been taken if the balance of the Secured Property, in the opinion of Mortgagee, (a) cannot be restored to a self-contained and architecturally complete unit or units or (b) the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operating and maintenance expenses.

(2) Notwithstanding any provision contained herein to the contrary, but subject to the provisions of Section 1.07B(3), if less than substantially all of the Secured Property shall be taken in a Condemnation Proceeding (except for a taking (a) of more than 10% of the leaseable area of the Improvements, (b) of more than the amount of parking spaces required to comply with all Leases, Material Agreements and all applicable Legal Requirements, and/or (c) that affects access to the Premises or any part thereof from a public right of way), Mortgagee shall, after deducting Mortgagee’s costs in connection with collection, review and disbursement related to the Award and the Condemnation Proceeding, apply the balance of the Award to the cost of restoring, repairing or altering the remaining portion of the Secured Property, subject to the provisions of Section 1.03H (which provisions shall apply in all respects except that any reference therein to Proceeds shall be deemed to refer to the Award), and Mortgagor will promptly restore, repair or alter the remaining Secured Property, subject to the provisions of Section 1.03H. The provisions of this Section 1.07B(2) shall not apply unless

Mortgagor shall furnish to Mortgagee evidence satisfactory to Mortgagee that the Secured Property, as so restored, reconstructed or altered, and its use would fully comply with all Legal Requirements. The balance of the Award so deposited with Mortgagee, after disbursement in accordance with this Section 1.07B(2), shall be applied to the payment of the Obligations, whether or not due, in such order as Mortgagee shall determine. The Award and other sums deposited with Mortgagee, until disbursed or applied as provided in this Section 1.07B(2), may be commingled with the general funds of Mortgagee, shall constitute additional security for the Obligations, and shall not bear interest.

(3) In all cases in which any taking occurs during the last twelve (12) months prior to the Maturity Date, or in Mortgagee’s judgment, Mortgagor is not proceeding with the repair or restoration in a manner that would entitle Mortgagor to have the Award disbursed to it, or for any other reason Mortgagee determines, in its judgment, that Mortgagor shall not be entitled to the Award pursuant to the terms of this Mortgage, Mortgagee, without regard to the adequacy of its security hereunder, shall have the right to apply the Award to payment of the Obligations, whether or not due, in such order as Mortgagee shall determine.

1.07C. Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.07, Mortgagee (to the extent that Mortgagee has not been reimbursed therefor by Mortgagor) shall be entitled, as a first priority, to reimbursement out of any Award for all reasonable costs, fees, and expenses actually incurred in the determination and collection of the Award.

1.07D. Existing Obligations. Notwithstanding any taking by Condemnation Proceedings or any application of the Award to the Obligations, Mortgagor shall continue to pay the monthly installments due pursuant to the Note, as well as all other sums secured by this Mortgage. If prior to Mortgagee’s receipt of the Award, the Secured Property shall have been sold through foreclosure of this Mortgage or other similar proceeding, Mortgagee shall have the right to receive the Award to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, with interest thereon at the Increased Rate, plus attorneys’ fees and other costs and disbursements incurred by Mortgagee in connection with the collection of the Award and in establishing the amount of, and collecting, any deficiency. The application of the Award to the Obligations, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of interest or principal thereafter to become due pursuant to the Note or this Mortgage until the Obligations are paid and performed in full.

1.08 Leases.

1.08A. Performance of Lessor’s Covenants. Mortgagor, as lessor, has entered and will enter into leases or licenses with tenants, as lessees or licensees, respectively, for parts or all of the Secured Property (all such leases and licenses are hereinafter referred to individually as a “Lease” and collectively as “Leases” and the lessees or licensees under such Leases are hereinafter referred to individually as a “Lessee” and collectively as “Lessees”). Mortgagor shall faithfully perform the lessor’s covenants under the Leases. Mortgagor shall neither do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor’s remedies thereunder following a default or event of default on the part of any Lessee in the performance of its obligations pursuant to the Lease), anything which may cause the modification or termination of any of the Leases in violation of the terms hereof, or of the obligations of any Lessee or any other person claiming through such Lessee, or which may diminish or impair the value of any Lease or the Rents provided for therein, or the interest of the lessor or of Mortgagee therein or thereunder. Each Lease shall make provision for the attornment of the Lessee thereunder to any person succeeding to the interest of Mortgagor as the result of any judicial or nonjudicial foreclosure or transfer in lieu of foreclosure hereunder, such provision to be in form and substance approved by Mortgagee, provided that nothing herein shall be construed to require Mortgagee to agree to recognize the rights of any Lessee under any Lease following any such foreclosure or transfer in lieu thereof unless Mortgagee shall expressly hereafter agree thereto in writing with respect to a particular Lease.

1.08B. Notice of Default. Mortgagor shall give Mortgagee immediate notice of any notice of a material default or of any event of default, extension, renewal, expansion, surrender or cancellation given to or received from any Lessee or from any other Person with respect to any Lease and shall furnish Mortgagee with a copy of each such notice.

1.08C. Representations Regarding Leases. Mortgagor represents and warrants that (1) all representations made by it in the Leases are true; (2) all Improvements and the leased space demised and let pursuant to each Lease have been completed to the satisfaction of the applicable Lessee other than for work to be performed by the tenant thereunder; (3) each Lessee is in possession of its leased space, has opened for business and has commenced payment of Rent under its Lease; (4) all Rents and other charges due and payable under the Leases have been paid; (5) no Rent has been prepaid, except as expressly provided pursuant to the applicable Lease; (6) to Mortgagor’s best knowledge, there is no existing default or breach of any covenant or condition on the part of any Lessee or lessor under any Lease; (7) there are no options to purchase all or any portion of the Secured Property contained in any Lease; (8) there are no options to renew, cancel, extend or expand by any Lessee except as stated in the Leases; (9) there are no amendments of or modifications to any Leases except as disclosed in writing to Mortgagee; (10) Mortgagor is the absolute owner of each Lease with full right and title to assign the same and the Rents thereunder to Mortgagee; (11) each Lease is valid and in full force and effect; (12) there is no outstanding assignment or pledge thereof or of the Rents due or to become due; (13) to Mortgagor’s best knowledge, no Lessee has any defense, set-off or counterclaim against Mortgagor; (14) no Rents payable pursuant to any Lease will be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by such Lease or as may be permitted herein; and (15) all Leases are subject and subordinate to this Mortgage.

1.08D. Covenants Regarding Leases. Mortgagor shall not, without the prior written consent of Mortgagee in each instance:

(1) lease to any Person, all or any part of the space in, on or over any of the Premises;

(2) cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of the Schwab Lease or any other Lease or any guaranty of any Lease;

(3) amend or modify any Lease in any manner, except for non-material amendments or modifications that do not adversely impact the monetary terms or economics of such Lease;

(4) commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee;

(5) receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates;

(6) take any other action with respect to any Lease which would reasonably be expected to impair the security of Mortgagee pursuant to this Mortgage;

(7) extend the Schwab Lease or any other present Lease other than in accordance with the terms presently expressly provided for therein;

(8) execute any agreement or instrument or create or permit a lien which may be or become superior to any Lease;

(9) suffer or permit to occur any release of liability of any Lessee or the accrual of any right in any Lessee to withhold payment of any Rent;

(10) sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;

(11) alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto;

(12) request, consent, agree to, or accept, the subordination of any Lease to any mortgage (other than this Mortgage) or other encumbrance now or hereafter affecting the Premises; or

(13) consent to the assignment of any Lease or any subletting of the Premises demised pursuant to any Lease (to the extent that the Lease (a) is in effect as of the date of this Mortgage and (b) allows for Mortgagor to give or withhold such consent in Mortgagor’s sole discretion), without Mortgagee’s prior written consent.

1.08E. Application of Rents. Mortgagor shall use and apply all Rents from the Secured Property first to the payment and performance of the Obligations in accordance with the terms of the Loan Instruments, and then to the payment of all Impositions and the costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Mortgage and the obligations of Mortgagor as the lessor under any Lease. Mortgagor shall not use any Rents for purposes unrelated to the Secured Property unless and until all current payments of the Obligations, Impositions and such costs and expenses have been paid or provided for and adequate cash reserves have been set aside to ensure the timely future payment of all such items.

Any Lease Guaranty Payment or Lease Termination Fee shall be either paid directly to Mortgagee or deposited with Mortgagee upon Mortgagor’s receipt thereof and any such amounts may, at Mortgagee’s election, be applied to prepay the outstanding Obligations (including any applicable Make-Whole Amount).

1.08F. Indemnity Against Unapproved Lease Modifications and Amendments. In the event that Mortgagee or any grantee or assignee of Mortgagee takes title to, or otherwise comes into possession of, the Secured Property and thereafter a Lessee under a Lease attorns to Mortgagee or such other party pursuant to a Subordination, Non-Disturbance and Attornment Agreement entered into by Mortgagee and such Lessee, Mortgagor hereby indemnifies and holds Mortgagee harmless from and against any and all claims, liabilities, costs and expenses of any kind or nature against or incurred by Mortgagee arising out of the enforcement by any Lessee against Mortgagee or any grantee or assignee of Mortgagee, of any affirmative claim, cost or expense, or any defense, abatement or right of set off under any modification or amendment to a Lease which is binding upon Mortgagee and which was entered into by Mortgagor after the date of this Mortgage in violation of the requirements of Subsection 1.08D hereof

1.09 Assignment of Leases, Rents, Income, Profits and Cash Collateral.

1.09A. Assignment; Discharge of Obligations. Mortgagor hereby unconditionally, absolutely and presently bargains, sells, grants, assigns, releases and sets over unto Mortgagee (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Mortgagor thereunder, including all rights to all security or other deposits, (2) all guarantees of the Obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption. For the aforesaid purpose, Mortgagor does hereby irrevocably constitute and appoint Mortgagee its attorney-in-fact, in its name, to receive and collect all Rents, as the same accrue, and, out of the amount so collected, Mortgagee, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge the Obligations (including any accelerated Obligations) in such order as Mortgagee may determine and whether due or not, and to pay the remainder, if any, to Mortgagor, or as otherwise required by law. Neither this assignment nor any such action shall constitute Mortgagee as a “mortgagee in possession” or otherwise make Mortgagee responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Secured Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Secured Property or any part thereof by such receiver, be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof. The assignment of all Leases and Rents in this Section 1.09 is intended to be an absolute, unconditional and present assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Mortgagor shall, at any time or from time to time, upon request of Mortgagee, execute and deliver any instrument as may be reasonably requested by Mortgagee to further evidence the assignment and transfer to Mortgagee of Mortgagor’s interest in any Lease or Rents. Nothing herein shall in any way limit Mortgagee’s remedies or Mortgagor’s Obligations under the Assignment.

1.09B. Entry Onto Secured Property; Lease of Secured Property. Mortgagee, at its option, may enter and take possession of the Secured Property and manage and operate the same as provided in Section 4.01, such management and operation to include the right to enter into Leases and new agreements and to take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver’s fees, attorneys’ fees and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby. Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any Rents actually received by Mortgagee.

1.09C. License to Manage Secured Property. Notwithstanding anything to the contrary contained in Section 1.09A or Section 1.09B, so long as there shall exist no Event of Default hereunder, Mortgagor shall have the license to manage and operate the Secured Property, including the right to enter into Leases, and collect all Rents as they accrue (but not more than one month in advance).

1.09D. Delivery of Assignments. Mortgagor shall execute such additional documents as may be reasonably requested from time to time by Mortgagee, to evidence the assignment to Mortgagee or its nominee of any Leases now or hereafter made, such assignment documents to be in form and content acceptable to Mortgagee. Mortgagor shall deliver to Mortgagee, within thirty (30) days after Mortgagee’s request (1) a duplicate original or photocopy of each Lease which is at the time of such request outstanding upon the Secured Property and (2) a complete schedule, certified by Mortgagor, of each Lease, showing the suite number, type, Lessee name, monthly rental, date to which Rents have been paid, term of Lease, date of occupancy, date of expiration, existing defaults, if any, and every special provision, concession or inducement granted to such Lessee.

1.09E. Indemnity. Mortgagor shall assert no claim or liability related to Mortgagee’s exercise of its rights pursuant to this Section 1.09. Mortgagor expressly waives all such claims and liabilities. Mortgagor hereby holds Mortgagee harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Mortgagee arising out of Mortgagee’s exercise of its rights pursuant to this Section 1.09, including Mortgagee’s management, operation or maintenance of the Secured Property or the collection and disposition of Rents unless caused by the gross negligence or willful misconduct of Mortgagee.

1.10 Further Assurances.

1.10A. General; Appointment of Attorney-in-Fact. Upon request by Mortgagee, from time to time, Mortgagor shall prepare, execute and deliver, or cause to be prepared, executed and delivered, to Mortgagee, all instruments, certificates and other documents which may, in the reasonable opinion of Mortgagee, be necessary or desirable in order to effectuate, complete, perfect or continue and preserve the Obligations and the lien of this Mortgage. Upon any failure by Mortgagor to do so, Mortgagee may prepare, execute and record any such instruments, certificates and documents for and in the name of Mortgagor and Mortgagor hereby appoints Mortgagee the agent and attorney-in-fact of Mortgagor for such purposes. This power is coupled with an interest and shall be irrevocable so long as any part of the Obligations remain unpaid or unperformed. Mortgagor shall reimburse Mortgagee for all sums expended by Mortgagee in preparing, executing and recording such instruments, certificates and documents and such sums shall be secured by this Mortgage.

1.10B. Statement Regarding Obligations. Mortgagor shall, within ten (10) days after request by Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth (1) the unpaid principal balance of the Loan and the accrued but unpaid interest thereon, (2) whether or not any setoffs or defenses exist against the payment of such principal or interest, and (3) if such setoffs or defenses exist, the particulars thereof.

1.10C. Additional Security Instruments. Mortgagor, from time to time and within fifteen (15) days after request by Mortgagee, shall execute, acknowledge and deliver to Mortgagee such chattel mortgages, security agreements or other similar security instruments, in form and substance satisfactory to Mortgagee, covering all property of any kind whatsoever owned by Mortgagor or in which Mortgagor may have any interest which, in the opinion of Mortgagee, is necessary to the operation and maintenance of the Secured Property or is otherwise a part of the Secured Property. Mortgagor, from time to time and within fifteen (15) days after request by Mortgagee, shall also execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement, supplementary mortgage or other document as Mortgagee may request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Mortgage or such chattel mortgage or other security instrument, as a first lien. Mortgagor shall pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including charges for examining title and attorneys’ fees and expenses for rendering an opinion as to the priority of this Mortgage and of each such chattel mortgage or other security agreement or instrument as a valid and subsisting first lien on such property. Neither a request so made by Mortgagee, nor the failure of Mortgagee to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Mortgage. This covenant and each such mortgage, chattel or other security agreement or instrument, delivered to Mortgagee are cumulative and given as additional security. Mortgagor shall pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title insurance policy now insuring or which will insure the lien of this Mortgage.

1.10D. Security Agreement. This Mortgage shall constitute a security agreement under Article 9 of the Code with respect to the Personal Property covered by this Mortgage. Pursuant to the applicable Granting Clauses hereof, Mortgagor has granted Mortgagee a security interest in the Personal Property and in all additions and accessions thereto, substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Mortgage. The following provisions relate to such security interest:

(1) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use on the Premises or otherwise relating to the Premises. If Mortgagor shall at any time acquire a commercial tort claim relating to the Premises, Mortgagor shall immediately notify Mortgagee in a writing signed by Mortgagor of the brief details thereof and grant to Mortgagee a security interest therein and in the proceeds thereof.

(2) Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as “all assets used or procured for use or otherwise relating to” the Premises or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Premises as defined, or in a manner consistent with the term as defined, in this Mortgage and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Mortgagor is an organization, the type of organization and any organizational identification number issued to Mortgagor. Mortgagor agrees to provide any such information to Mortgagee promptly upon request. Mortgagor also ratifies its authorization for Mortgagee to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Mortgagor shall pay to Mortgagee, from time to time, upon demand, any and all costs and expenses incurred by Mortgagee in connection with the filing of any such initial financing statements and amendments, including attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the Increased Rate from the date paid by Mortgagee until the date repaid by Mortgagor and such costs and expenses together with such interest shall be part of the Obligations and shall be secured by this Mortgage.

(3) Mortgagor shall any time and from time to time take such steps as Mortgagee may reasonably request for Mortgagee to obtain “control” of any Personal Property for which control is a permitted or required method to perfect or to insure priority of the security interest in such Personal Property granted hereby.

(4) Upon the occurrence of an Event of Default, Mortgagee shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Mortgage.

(5) This Mortgage also constitutes a fixture filing.

(6) If Mortgagor does not have an organizational identification number and later obtains one, Mortgagor shall forthwith notify Mortgagee of such organizational identification number.

(7) Terms defined in the Code and not otherwise defined in this Mortgage have the same meanings in this Section 1.10D as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article of the Code, the term used in this Section 1.10D is that used in Article 9. The term “control”, as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code, as applicable.

1.10E. Preservation of Mortgagor’s Existence. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the jurisdiction of its formation and of the State, and shall comply with all applicable Legal Requirements.

1.10F. Further Indemnities. In addition to any other indemnities contained in the Loan Instruments, Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including architects’, engineers’ and attorneys’ fees and disbursements which may be imposed upon, actually incurred or asserted against Mortgagee by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on, under or about the Secured Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Mortgagor, any Lessee or any agent, contractor, servant, employee, licensee or invitee of any Lessee or of Mortgagor, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Secured Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Instrument or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Secured Property or any part thereof under any Legal Requirement or any liability asserted against Mortgagee with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Instrument, (9) any contest permitted pursuant to the provisions of this Mortgage, or (10) the enforcement or attempted enforcement of this indemnity; provided that the foregoing indemnity shall not apply to any matter resulting from the gross negligence or willful misconduct of Mortgagee.

1.10G. Absence of Insurance. The obligations of Mortgagor under this Mortgage and the other Loan Instruments shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Secured Property. If any claim, action or proceeding is made or brought against Mortgagee by reason of any event as to which Mortgagor is obligated to indemnify Mortgagee, then, upon demand by Mortgagee, Mortgagor, at Mortgagor’s sole cost and expense, shall resist or defend such claim, action or proceeding in Mortgagee’s name, if necessary, by such attorneys as Mortgagee shall approve. Notwithstanding the foregoing, Mortgagee may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Mortgagor shall pay the reasonable out-of-pocket fees and disbursements of such attorneys and, until so paid, such amounts shall bear interest at the Increased Rate and shall be secured by this Mortgage.

1.10H. Lost Note. Upon Mortgagee furnishing to Mortgagor an affidavit stating that the Note has been mutilated, destroyed, lost or stolen (and an indemnity regarding the same if the Note is found), Mortgagor shall deliver to Mortgagee, in substitution therefor, a new note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal balance and accrued and unpaid interest thereon.

1.11 Prohibition on Transfers, Liens or Further Encumbrances.

1.11A. Continuing Ownership and Management. Mortgagor acknowledges that the continuous ownership of the Secured Property and its continuous management and operational control by Mortgagor are material to the making of the Loan.

1.11B. Prohibition on Transfers, Liens or Further Encumbrances. Except with the prior written consent of Mortgagee, neither Mortgagor, nor any other Person, may transfer, convey, assign, sell, alienate, mortgage, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of (in each instance whether voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, and, in each case, also prohibiting the granting of an option or the execution of an agreement relating to any of the foregoing):

(1)	all or any part of the Secured Property and/or the Rents, or any interest therein;

(2)	any legal or beneficial ownership interest in Mortgagor or in any of Mortgagor’s constituent entities, whether direct or indirect, and on all levels, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction; or

(3)	the management and operation by Mortgagor of the Secured Property.

Without limiting the generality of the foregoing, for purposes of this Section 1.11, a transfer or disposition of the Secured Property (or the Rents, as applicable) or any part thereof or interest therein shall include (a) the change of Mortgagor’s type of organization, jurisdiction of organization or other legal structure, (b) the transfer of the Secured Property or any part thereof or interest therein to a cooperative corporation or association, (c) the conversion of all or any part of the Secured Property or interest therein to a condominium form of ownership, (d) any lease for space in any Improvements for purposes other than occupancy by the tenant, (e) any lease for space in the Improvements containing an option to purchase, (f) any conditional sale or any title retention agreement with regard to, all or any part of the Secured Property or the Rents and (g) unless Mortgagor has provided Mortgagee with at least thirty (30) days prior written notice thereof, any change of Mortgagor’s name, place of business or, if Mortgagor has more than one place of business, any change of its chief executive office, or any change of Mortgagor’s mailing address or organizational identification number if it has one. Any action or event described in this Section 1.11B is herein called a “Transfer” and all Transfers are prohibited without the prior written consent of Mortgagee. The foregoing restrictions on Transfers shall not apply to the pledges of ownership interests in Mortgagor securing the Loan.

1.11C. Acceleration of Obligations. In the event of a Transfer without the prior written consent of Mortgagee, Mortgagee may, without limiting any other right or remedy available to Mortgagee at law, in equity or by agreement with Mortgagor, and in Mortgagee’s discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06. The giving of consent by Mortgagee to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

1.11D. Exercise of Purchase Option. In the event the purchase option contained in that certain Option Agreement, dated September 29,2003, between Second Street Holdings, LLC and iStar Harborside LLC (the “Purchase Option”) is exercised and the Secured Property is sold pursuant such Purchase Option, without limiting any other right or remedy available to Mortgagee at law, in equity or by agreement with Mortgagor, and without regard to the adequacy of its security, the maturity of the Note shall be automatically accelerated and Mortgagor shall be required to make payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06 (except as otherwise expressly provided in the Note).

1.12 Expenses. Promptly after Mortgagee’s demand therefor, Mortgagor shall pay Mortgagee for all out-of-pocket costs and expenses, including attorneys’ fees and expenses and costs of obtaining evidence of title, actually incurred by Mortgagee in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Instrument or affecting the Obligations or the Secured Property, (b) involving any insurance proceeds or condemnation awards with respect to the Secured Property, (c) to protect the security hereof, (d) as to any concern of Mortgagee with the condition of the Secured Property, or (e) of any other kind or nature in which Mortgagee is made a party relating to the Secured Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Mortgage. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article 3, Mortgagor shall pay all costs and expenses incurred by Mortgagee, including attorneys’ fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Mortgagee may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 1.12, with interest thereon at the Increased Rate from the date paid by Mortgagee to the date paid by Mortgagor, shall be paid by Mortgagor on demand, and shall be secured by this Mortgage.

1.13 Material Agreements.

1.13A. Performance by Mortgagor. Mortgagor shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor under the Material Agreements (including, but not limited to, the payment when due of all amounts payable by Mortgagor).

1.13B. Performance by Mortgagee. If Mortgagor shall be in default under the any Material Agreement, then, subject to the terms of such Material Agreement, Mortgagee shall have the right (but not the obligation), to cause the default or defaults under such Material Agreement to be remedied and otherwise exercise any and all rights of Mortgagor under such Material Agreement, as may be necessary to prevent or cure any default under such Material

Agreement. The actions or payments of Mortgagee to cure any default by Mortgagor under any Material Agreement shall not remove or waive, as between Mortgagor and Mortgagee, any default that occurred under this Mortgage by virtue of the default by Mortgagor under such Material Agreement. All sums expended by Mortgagee to cure any such default shall be paid by Mortgagor to Mortgagee, upon demand, with interest on such sum at the Increased Rate from the date such sum is expended to and including the date the reimbursement payment is made to Mortgagee. All such indebtedness shall be deemed to be secured by this Mortgage.

1.13C. Notice of Default. Mortgagor shall notify Mortgagee promptly in writing of the occurrence of any default under any Material Agreement or the occurrence of any event that, with the passage or time or service of notice, or both, would constitute a default under a Material Agreement. Without limitation of the foregoing, Mortgagor shall promptly deliver to Mortgagee any notice (written or otherwise) noting or claiming the occurrence of any default by Mortgagor under any Material Agreement or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Mortgagor under any Material Agreement.

1.13D. No Waiver. Mortgagor shall not waive, excuse, condone or in any way release or discharge any other party from any material obligations, covenant and/or conditions under any Material Agreement without the prior written consent of Mortgagee.

1.13E. No Surrender or Modification. Mortgagor shall not, without Mortgagee’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend any Material Agreement. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.

1.13F. No Merger. Any acquisition of any interest in the Land, the Ground Lease or the Master Lease by Mortgagor or any Affiliate of Mortgagor shall be accomplished by Mortgagor in such a manner so as to avoid a merger of the interests or estates of lessor and lessee in each of the Ground Lease and the Master Lease, unless prior written consent to such merger is granted by Mortgagee.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants:

2.01 Warranty of Title. Mortgagor (a) lawfully owns and holds title to the Secured Property (other than the Personal Property), in fee simple, subject to no mortgage, lien, charge or other encumbrance, except as specifically set forth in the title insurance policy issued to Mortgagee upon recordation of this Mortgage, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Secured Property as set forth herein, (c) lawfully owns and holds title to the Personal Property subject to no mortgage, lien, charge or other encumbrance, and (d) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

2.02 Ownership of Additional or Replacement Improvements and Personal Property. All Improvements and Personal Property hereafter affixed, placed or used by Mortgagor on the Secured Property shall be owned by Mortgagor free from all mortgages, liens, charges or other encumbrances.

2.03 No Pending Material Litigation or Proceeding; No Hazardous Materials.

2.03A. Proceedings Affecting Mortgagor. Except for matters disclosed in that certain 10K filing of Guarantor, dated March 31, 2010 (the “10K Filing”), which has previously been delivered to Mortgagee, there are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Mortgagor, threatened, against or affecting Mortgagor, or any Guarantor, or against any shareholder, general partner or member of Mortgagor or any Guarantor, or the business, operations, properties or assets of Mortgagor or any shareholder, general partner or member of Mortgagor or any Guarantor, or before or by any Governmental Agency, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Mortgagor or any Guarantor or any general partner or member of Mortgagor or any Guarantor, or in the ability of Mortgagor to pay or otherwise perform the Obligations. Except for matters disclosed in the 10K Filing, to the best knowledge and belief of Mortgagor, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, which might materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Mortgagor or any Guarantor or any general partner or member of Mortgagor or the ability of Mortgagor to pay or otherwise perform the Obligations.

2.03B. Proceedings Affecting Secured Property. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Mortgagor, threatened, against or affecting the Secured Property (including any attempt or threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property), or involving the validity, enforceability or priority of the Loan Instruments or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Mortgagee of the Obligations, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal or State law) presently in existence or, to the best knowledge and belief of Mortgagor, threatened, affecting the Secured Property. Mortgagee acknowledges that it has been advised by Mortgagor of the dispute with the City of Jersey City regarding the Tax Exemption Documents.

2.03C. No Hazardous Material. Except as disclosed in the Phase I, neither Mortgagor nor, to the best knowledge and belief of Mortgagor, any other Person has ever:

(1) caused or knowingly permitted any Hazardous Material to be placed, held, located or disposed of, in, on, under or about the Secured Property or any part thereof, except for the use, storage and disposal (such use, storage and disposal to be in all cases in accordance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in (A) the ordinary course of operating and maintaining a first class office building and/or (B) the ordinary course of operations of tenants’ business operations at the Secured Property, or caused or knowingly permitted, in violation of any Legal Requirement, any Hazardous Material to be placed, held, located or disposed of, in, on, under or about any other real property legally or beneficially owned (or any interest or estate which is so owned) by Mortgagor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance (the effect of which superlien law or ordinance would be to permit the creation of a lien on the Secured Property to secure any obligation), and neither the Secured Property, nor any part thereof, nor any other real property legally or beneficially owned (or any interest or estate therein which is so owned) by Mortgagor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, has ever been used (whether by Mortgagor or, to the best knowledge or belief of Mortgagor, by any other Person) as a dump site, storage (whether permanent or temporary) site or transfer site for any Hazardous Material; or

(2) caused or knowingly permitted any asbestos or underground fuel storage facility to be located in, on, under or about the Secured Property; or

(3) discovered any occurrence or condition on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any remediation requirements or any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any Environmental Requirement.

2.03D. No Litigation Regarding Hazardous Material. No Person has brought, settled or, to the best knowledge and belief of Mortgagor, threatened any litigation or administrative action or proceeding alleging the presence, Release or threatened Release of any Hazardous Material in, on, under or about the Secured Property.

2.04 Valid Organization, Good Standing and Qualification of Mortgagor; Other Organizational Information. Mortgagor is a duly and validly organized and existing limited liability company in good standing under the laws of the jurisdiction of its organization, and is duly licensed or qualified and in good standing in all other jurisdictions where its ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own its properties and assets and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Mortgagor has paid all franchise and similar taxes in the jurisdiction in which the Secured Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Mortgage. Mortgagor’s exact legal name is that indicated on the signature page hereof. Mortgagor is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Mortgage. AFE’s organizational identification number is 0600050147; Plaza X Urban Renewal’s organizational identification number is 0600098737; and Plaza X Leasing’s organizational identification number is 0600099077. Section 5.07 accurately sets forth Mortgagor’s place of business or, if Mortgagor has more than one place of business, its chief executive office as well as Mortgagor’s mailing address if different.

2.05 Authorization; No Legal Restrictions on Performance. The execution and delivery by Mortgagor of the Loan Instruments and its compliance with the terms and conditions of the Loan Instruments have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Mortgagor and its constituent entities and the Loan Instruments are valid and enforceable obligations of Mortgagor in accordance with the terms thereof. Neither the execution and delivery by Mortgagor of the Loan Instruments, nor the consummation of the transactions contemplated by the Loan Instruments, nor compliance with the terms and conditions thereof will (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Mortgagor is now a party or by which Mortgagor or its properties may be bound or affected, or (2) to the best knowledge and belief of Mortgagor, any judgment, order, writ, injunction, decree or demand of any Governmental Agency, or (B) result in (1) the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Mortgagor pursuant to the terms or provisions of any of the foregoing or (2) the violation of any Legal Requirement applicable to Mortgagor or any Guarantor. Mortgagor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Mortgagor is a party or by which the Mortgagor or its properties may be bound or affected.

2.06 Compliance With Laws. Mortgagor has, to the best knowledge and belief of Mortgagor, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Mortgagor of its obligations under the Loan Instruments.

2.07 Tax Status. Mortgagor has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Mortgagor. The United States income tax liability of Mortgagor has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ending 2009.

2.08 Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act. Neither the Loan, nor Mortgagor’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Mortgagor is and shall remain in compliance with the requirements of Executive Order 13224 of September 23, 2001, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders or regulations in respect thereof (the Order and such other rules regulations, legislation or orders are referred to hereinafter, collectively, as the “Orders”). Without limiting the generality of the foregoing, neither Mortgagor, nor any subsidiary or affiliate of Mortgagor, nor any managing member, general partner or shareholder or other beneficial owner owning ten percent (10%) or more of the direct or indirect ownership interests in Mortgagor or in any such subsidiary, affiliate, managing member, general partner, shareholder or other beneficial owner (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (B) is or will become a “blocked person” described in Section 1 of the Order or (C) knowingly engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such blocked person. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended. Mortgagor shall promptly notify Mortgagee should Mortgagor become aware of any information which would render untrue any of the representations, warranties or covenants set forth in this Section 2.08.

2.09 Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Mortgagor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute 25% or more than the value of the consolidated assets of Mortgagor and its subsidiaries, if any, and Mortgagor does not have any present intention that margin stock will constitute 25% or more of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

2.10 Investment Company Act and Public Utility Holding Company Act. Neither Mortgagor, nor any subsidiary of Mortgagor, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.

2.11 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Neither Mortgagor, nor anyone acting on its behalf, has (a) solicited offers to make all or any part of the Loan, from more than 35 Persons or (b) otherwise approached, negotiated or communicated with more than 35 Persons regarding the making of all or any part of the Loan by such Person(s). Neither Mortgagor, nor anyone acting on its behalf has taken, or will take, any action that would subject the making of the Loan to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

2.12 ERISA.

(A) Neither Mortgagor nor any entity that holds a direct or indirect interest in Mortgagor (a “Constituent Entity”) is or shall be (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Internal Revenue Code Section 4975 applies, or (iii) an entity the underlying assets of which include ERISA “plan assets” by reason of a plan’s investment in the entity (e.g., insurance company general or separate account; bank commingled fund).

(B) Transactions by or with Mortgagor are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to an employee benefit plan (within the meaning of Section 3(3) of ERISA), regardless of whether such plan is actually subject to ERISA.

(C) Any liability or obligation that Mortgagor (or any Constituent Entity) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA regardless of whether such plan is actually subject to ERISA has been and shall continue to be satisfied in full.

2.13 Material Agreements. Mortgagor represents and warrants that (A) the Material Agreements are in full force and effect; (B) all amounts due and payable by Mortgagor under the Material Agreements have been paid; (C) to Mortgagor’s best knowledge, there is no existing default or breach of any covenant or condition on the part of any Mortgagor or any other party under any Material Agreement; (D) to Mortgagor’s best knowledge, no other party to a Material Agreement has any defense, set-off or counterclaim against Mortgagor; and (E) there are no amendments of or modifications to any Material Agreements except as disclosed in writing to Mortgagee.

ARTICLE 3

DEFAULTS

3.01 Events of Default. The existence of any of the following circumstances shall be deemed an “Event of Default” pursuant to this Mortgage, without cure or grace period unless expressly otherwise provided herein:

(A) if Mortgagor fails to pay any portion of the Obligations as and when the same shall become due and payable as provided in the Loan Instruments; or

(B) if Mortgagor fails to perform or observe any other term, provision, covenant or agreement in the Loan Instruments and Mortgagor fails to cure same within twenty (20) days after written notice from Mortgagee to Mortgagor, provided that if such failure is of a curable nature, but not within twenty (20) days, such curative period shall be extended for an additional reasonable period of time, not to exceed an additional thirty (30) days, so long as Mortgagor has commenced during the initial twenty (20) day curative period, and diligently pursues to completion, appropriate curative action; or

(C) if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Instruments or otherwise, by or on behalf of Mortgagor, any Guarantor or any other Person liable for the

Obligations, shall prove to be materially false and, if of a correctable nature, Mortgagor fails to correct same within twenty (20) days after written notice from Mortgagee to Mortgagor, provided that if same is of a curable nature, but not within twenty (20) days, such curative period shall be extended for an additional reasonable period of time, not to exceed an additional thirty (30) days, so long as Mortgagor has commenced during the initial twenty (20) day curative period, and diligently pursues completion, appropriate curative action; or

(D) if Mortgagor shall:

(1) apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Mortgagor or of all or any part of Mortgagor’s assets or the Secured Property or any interest in any part thereof (the term “acquiesce” includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

(2) commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

(3) make a general assignment for the benefit of creditors; or

(4) file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or

(5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

(E) if a court of competent jurisdiction enters an order for relief against Mortgagor under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(F) if a court of competent jurisdiction enters an order, judgment or decree adjudicating Mortgagor insolvent, approving a petition seeking reorganization or arrangement of Mortgagor or appointing a receiver, custodian, trustee or liquidator of Mortgagor or of all or any part of Mortgagor’s assets or the Secured Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(G) if Mortgagor assigns or purports to assign the whole or any part of the Rents arising from the Secured Property or any part thereof without the prior written consent of Mortgagee; or

(H) if a Transfer shall occur without the prior written consent of Mortgagee; or

(I) if Mortgagor shall be in default beyond any applicable grace period pursuant to any other mortgage, security instrument or other agreement affecting Mortgagor or any substantial part of its assets or all or any part of the Secured Property; or

(J) if any mechanic’s, laborer’s or materialman’s lien, federal tax lien, broker’s lien or other lien not permitted hereunder and affecting the Secured Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within twenty (20) days after Mortgagor receives notice thereof from the lienor or from Mortgagee; or

(K) if any of the events described in Section 3.01(D), Section 3.01(E) and/or Section 3.01(F) shall occur in respect of any Guarantor; or

(L) if a default by any Guarantor or other Person (other than Mortgagee), including a default under any Financial Covenant (as defined in the Guaranty), shall occur under any guaranty, indemnity agreement, or other instrument which it has executed in connection with the Loan; or

(M) if any Guarantor shall contest, repudiate or purport to revoke any guaranty, indemnity agreement or other instrument which it has executed in connection with the Loan for any reason or if any such guaranty, indemnity or other instrument shall cease to be in full force and effect as to the Guarantor or shall be judicially declared null and void as to the Guarantor, or if any Guarantor shall be liquidated, dissolved or wound-up; or

(N) if a default by Mortgagor occurs beyond any applicable notice or cure periods (if any) under any Material Agreement (except, with respect to the Tax Exemption Documents, matters that are being contested by Mortgagor pursuant to Section 1.02(H)); or

(O) if any Material Agreement is terminated or cancelled by Mortgagor or if Mortgagor accepts a surrender or modification of any Material Agreement without the prior written consent of Mortgagee; or

(P) if any Lease Termination Fee or Lease Guaranty Payment is not paid directly to Mortgagee or deposited with Mortgagee upon Mortgagor’s receipt thereof.

ARTICLE 4

REMEDIES

4.01 Acceleration, Foreclosure, etc. Upon the happening of any Event of Default, Mortgagee may, at its sole option, declare the entire unpaid balance of the Obligations, including, the Make-Whole Amount and any other prepayment charges, if any, due pursuant to any Loan Instrument, immediately due and payable without notice or demand, provided, however, simultaneously with the occurrence of an Event of Default under Section 3.01(D), 3.01(E) or 3.01(F), and without the necessity of any notice or other action by the Mortgagee, all Obligations shall automatically become and be due and payable, without notice or demand. In addition, upon the happening of any Event of Default, Mortgagee may, at its sole option, without further delay, undertake any one or more of the following or exercise any other remedies available to it under applicable law or equity:

4.01A. Foreclosure. Institute an action, judicial or otherwise, to foreclose this Mortgage, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Secured Property or any other security which is herein or elsewhere provided for, or proceed thereon through power of sale or to final judgment and execution thereon for the entire unpaid balance of the Obligations, including interest at the rate specified in the Loan Instruments to the date of the Event of Default and thereafter at the Increased Rate, and all other sums secured by this Mortgage, including all attorneys’ fees and expenses, costs of suit and other collection costs, interest at the Increased Rate on any judgment obtained by Mortgagee from and after the date of any sale of the Secured Property (which may be sold in one parcel or in such parcels, manner or order as Mortgagee shall elect) until actual payment is made of the full amount due Mortgagee pursuant to the Loan Instruments, any law, usage or custom to the contrary notwithstanding.

4.01B. Partial Foreclosure. Mortgagee shall have the right to foreclose the lien hereof to satisfy payment and performance of any part of the Obligations from time to time. If an Event of Default exists as to the payment of any part of the Obligations, as an alternative to the right of foreclosure to satisfy payment of the Obligations after acceleration thereof, to the extent permitted by applicable law, Mortgagee may institute partial foreclosure proceedings (“Partial Foreclosure”) with respect to the portion of the Obligations as to which the Event of Default exists, as if under a full foreclosure, and without declaring the entire unpaid balance of the Obligations due. If Mortgagee institutes a Partial Foreclosure, Mortgagee may sell, from time to time, such part or parts of the Secured Property as Mortgagee, in its discretion, deems appropriate, and may make each such sale subject to the continuing lien of this Mortgage for the remainder, from time to time, of the Obligations. No Partial Foreclosure, if so made, shall in any manner affect the remainder, from time to time, of the Obligations or the priority of this Mortgage. As to such remainder, this Mortgage and the lien hereof shall remain in full force and effect as though no foreclosure sale had been made pursuant to the provisions of this Section 4.01B. Notwithstanding the filing of any Partial Foreclosure or the entry of a decree of sale therein, Mortgagee may elect, at any time prior to any Partial Foreclosure, to discontinue such Partial Foreclosure and the acceleration of the Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated, and to proceed with full foreclosure proceedings. Mortgagee may commence a Partial Foreclosure, from time to time, as to any part of the Obligations without exhausting the right of full foreclosure or Partial Foreclosure for any other part of the Obligations as to which such Partial Foreclosure shall not have occurred.

4.01C. Entry. Mortgagee personally, or by its agents or attorneys, may enter all or any part of the Secured Property, and may exclude Mortgagor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise. Mortgagor shall surrender possession of the Secured Property to Mortgagee on demand after the happening of any Event of Default. Thereafter, Mortgagee may use, operate, manage and control the Secured Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon each such entry, Mortgagee, at the expense of Mortgagor from time to time, either by purchase, repairs or construction, may maintain and restore the Secured Property, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated or completed Improvements as Mortgagee may deem desirable and may insure the same. At the expense of Mortgagor, Mortgagee may make, from time to time, all necessary or desirable repairs, renewals and replacements and such alterations, additions, betterments and improvements thereto and thereon as Mortgagee may deem advisable. In each of the circumstances described in this Section 4.01C, Mortgagee shall have the right to manage and operate the Secured Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto, either in the name of Mortgagor or otherwise as Mortgagee shall deem best.

4.01D. Collection of Rents, etc. Mortgagee may collect and receive all Rents. Mortgagee may deduct, from the monies so collected and received, all expenses of conducting the business of the Secured Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for Impositions, insurance, taxes and assessments, liens or other charges upon the Secured Property or any part thereof, as well as reasonable compensation for the services of Mortgagee and for all attorneys, agents, clerks, servants, and other employees engaged and employed by Mortgagee. After such deductions and the establishment of all reasonable reserves, Mortgagee shall apply all such monies to the payment of the unpaid Obligations. Mortgagee shall account only for Rents actually received by Mortgagee.

4.01E. Receivership. Mortgagee may have a receiver appointed to enter into possession of the Secured Property, collect the Rents therefrom and apply the same as the court may approve. Mortgagee may have a receiver appointed, as a matter of right without notice and without the necessity of proving either the inadequacy of the security provided by this Mortgage or the insolvency of Mortgagor or any other Person who may be legally or equitably liable to pay the Obligations. Mortgagor and each such Person, presently and prospectively, waive such proof and consent to the appointment of such receiver. If Mortgagee or any receiver collects the Rents, the monies so collected shall not be substituted for payment of the Obligations, nor can they be used to cure an Event of Default, without the prior written consent of Mortgagee. Mortgagee shall not be liable to account for Rents not actually received by Mortgagee.

4.01F. Specific Performance. Mortgagee may institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted.

4.01G. Recovery of Sums Required to be Paid. Mortgagee may, from time to time, take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the remainder of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action for each Event of Default existing from time to time.

4.01H. Other Remedies. Mortgagee may take all actions permitted under the Uniform Commercial Code of the State and may take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby grant such rights to Mortgagee.

4.01I. Compliance with Laws. The provisions of this Mortgage are intended to comply, and to be read together with, the laws of the State. Where applicable law is contrary to the provisions of this Mortgage, such applicable law shall prevail if and only to the extent such applicable law is mandatory by its terms, it being the express intent of the parties that any contrary legal authority that is permissive is hereby knowingly and voluntarily waived by the parties as set forth in the covenants, terms and conditions of this Mortgage.

4.02 No Election of Remedies. Mortgagee may, in its discretion, exercise all or any of the rights and remedies provided herein or in the other Loan Instruments, or which may be provided by statute, law, equity or otherwise, in such order and manner and from time to time, as Mortgagee shall elect without impairing Mortgagee’s lien, or rights pursuant to any of the Loan Instruments and without affecting the liability of any Person for the Obligations.

4.03 Mortgagee’s Right to Release, etc. Mortgagee may, in its discretion, from time to time, release (for such consideration as Mortgagee may require) any part of the Secured Property (A) without notice to, or the consent, approval or agreement of any other party in interest, (B) without, as to the remainder of the Secured Property, in any way impairing or affecting the validity or the lien of this Mortgage or any of the other Loan Instruments, or the priority thereof and (C) without releasing Mortgagor from any liability for any of the Obligations. Mortgagee may accept, by assignment, pledge or otherwise, any other property in place of any part of the Secured Property as Mortgagee may require without being accountable for so doing to any other lienor or other Person. To the extent permitted by law, neither Mortgagor, nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof shall have the right to require Mortgagee to marshall assets.

4.04 Mortgagee’s Right to Remedy Defaults, etc. If Mortgagor defaults in the performance of any of the covenants or agreements contained in this Mortgage or any of its other obligations under the Loan Instruments, or if any action or proceeding is commenced which affects Mortgagee’s interest in the Secured Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Mortgagee may, but without obligation to do so and without releasing Mortgagor from any obligation hereunder, cure such defaults, make such appearances, disburse such sums and/or take such other action as Mortgagee deems necessary or appropriate to protect Mortgagee’s interest, including disbursement of attorneys’ fees, entry upon the Secured Property to make repairs, payment of Impositions or insurance premiums or otherwise cure the default in question or protect the security of the Secured Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien encumbering the Secured Property. Mortgagor further agrees to pay all expenses incurred by Mortgagee (including fees and disbursements of counsel) pursuant to this Section 4.04, including those incident to the curing of any default and/or the protection of the rights of Mortgagee hereunder, and enforcement or collection of payment of the Note or any future advances whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise. Any amounts disbursed by Mortgagee pursuant to this Section 4.04 shall be additional indebtedness of Mortgagor secured by this Mortgage as of the date of disbursement and shall bear interest at the Increased Rate from such date until paid by Mortgagor in full. All such amounts shall be payable by Mortgagor immediately without demand. Nothing contained in this Section 4.04 shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action and any action taken by Mortgagee pursuant to this Section 4.04 shall be without prejudice to any other rights or remedies available to Mortgagee pursuant to any Loan Instrument or at law or in equity.

4.05 Waivers. Mortgagor waives and releases (A) all benefits that might accrue to Mortgagor by virtue of any present or future laws exempting the Secured Property, or any part of the proceeds arising from any sale of the Secured Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time; (B) all benefits that might accrue to Mortgagor from requiring valuation or appraisal of any part of the Secured Property levied or sold on execution of any judgment recovered for the Obligations; (C) all notices not herein or in any other Loan Instrument specifically required as a result of Mortgagor’s default or of Mortgagee’s exercise, or election to exercise, any option pursuant to any of the Loan Instruments; and (D) all rights of redemption to the extent that Mortgagor may lawfully waive same. At no time will Mortgagor insist upon, plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or any exemption from execution or sale of the Secured Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants or terms of performance of the Loan Instruments. Similarly, Mortgagor will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, to the extent permitted by law, Mortgagor shall not claim or exercise any right under any law or laws heretofore or hereafter enacted to redeem the property so sold or any part thereof. Mortgagor waives all benefits or advantages of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee. Mortgagor shall suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent permitted by law, the Secured Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as Mortgagee in its discretion may decide. To the extent permitted by law, neither Mortgagor nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof may require Mortgagee to marshal assets.

4.06 Prepayment. Mortgagor shall pay the charge provided in the Note for prepayment of the Obligations if for any reason (including the acceleration of the due date of the Obligations by Mortgagee following the occurrence of an Event of Default) any of such Obligations shall be due and payable or paid prior to the stated maturity date thereof, whether or not such payment is made prior to or at any sale held pursuant to or by virtue of this Article 4. Mortgagee has relied on Mortgagor’s creditworthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Loan Instruments, and would not make the Loan without the promises by Mortgagor to make all payments due pursuant to the Loan Instruments and not to prepay all or any part of the principal balance of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note, whether occurring as a voluntary prepayment by Mortgagor or occurring upon an acceleration of the Note by Mortgagee or otherwise, will prejudice Mortgagee’s ability to meet its obligations and to earn the return on the funds advanced to Mortgagor, which Mortgagee intended and expected to earn when it made the Loan, and will also result in other losses and additional expenses to Mortgagee. In consideration of Mortgagee making the Loan at the interest rate and for the term set forth in the Note, except as expressly permitted pursuant to the Note, Mortgagor expressly waives all rights it may have under applicable law to prepay, without charge or premium, all or any part of the Note, either voluntarily or upon an acceleration of the Note by Mortgagee, including an acceleration upon the making or suffering by Mortgagor of any transfer or disposition prohibited by Section 1.11. If a prepayment of all or any part of the principal balance of the Note is made by or on behalf of Mortgagor, for any reason, whether due to the voluntary acceptance by Mortgagee of a prepayment tendered by Mortgagor, or the acceleration of the Note by Mortgagee, or in connection with any reinstatement of the Loan Instruments pursuant to any foreclosure proceedings, or any right of redemption exercised by Mortgagor or any other party having the right to redeem or to prevent any foreclosure of this Mortgage, or upon the consummation of any foreclosure sale, or under any other circumstances, Mortgagor or any other Person making any such prepayment shall be obligated to pay, concurrently therewith, if applicable, the Make-Whole Amount, as defined and as set forth in the Note, and the payment of the Make-Whole Amount shall be a condition to the making of such prepayment, and the payment of the Make-Whole Amount shall be secured by this Mortgage and the other Loan Instruments. Mortgagor shall pay the Make-Whole Amount without prejudice to the right of Mortgagee to collect any other amounts due pursuant hereto or to declare a default hereunder. Nothing herein shall be construed as permitting any partial prepayment of the Obligations, except with Mortgagee’s prior written consent thereto obtained in each instance.

ARTICLE 5

MISCELLANEOUS

5.01 Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term of this Mortgage or any other Loan Instrument shall not be deemed to be a waiver of any term of this Mortgage or any other Loan Instrument. Mortgagor shall not be relieved of its obligation to pay and perform the Obligations, at the time and in the manner provided in the Loan Instruments, by reason of (A) a failure by Mortgagee to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any other Loan Instrument (regardless of whether or not Mortgagor has requested Mortgagee to do so), (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Secured Property or any other Person extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or any other Loan Instrument, without first having obtained the consent of Mortgagor. Mortgagor shall pay and perform the Obligations at the time and in the manner provided in this Mortgage and the other Loan Instruments as so extended, modified or supplemented, unless expressly released and discharged by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Mortgagee may release any Person at any time liable for the payment or performance of the Obligations, or any part thereof, or any part of the security held for the Obligations, and may extend the time of such payment or performance or otherwise modify the terms of any Loan Instrument, including a modification of the interest rate payable on the principal balance of the Note, without Mortgagor’s prior written consent and without in any manner impairing or affecting any of the Loan Instruments or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment and performance of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to require payment and performance of the Obligations, or any part thereof, or to enforce any term of this Mortgage, without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. In addition to the rights and remedies stated in this Mortgage, Mortgagee may exercise every additional right and remedy now or hereafter afforded by law or in equity. Each right of Mortgagee pursuant to this Mortgage shall be separate, distinct and cumulative, and no such right shall be given effect to the exclusion of any other. No act of Mortgagee shall be construed as an election to proceed pursuant to any one provision of this Mortgage to the exclusion of any other provision.

5.02 Sole Discretion of Mortgagee. Whenever in this Mortgage or in any other Loan Instrument it provides that (A) Mortgagee exercises any right to approve or disapprove or to give or withhold its consent, (B) any arrangement or term is to be satisfactory to Mortgagee, or (C) any other decision or determination is to be made by Mortgagee, Mortgagee may give or withhold such approval or consent, determine whether or not such arrangement or term is satisfactory, and make all other decisions or determinations, in Mortgagee’s sole and absolute discretion, and Mortgagee’s decision shall be final and conclusive except where this Mortgage expressly provides to the contrary. If Mortgagor shall seek the consent or approval of Mortgagee pursuant to this Mortgage and Mortgagee shall fail or refuse to give such consent or approval, Mortgagor shall not be entitled to any damages for any withholding of such approval or consent by Mortgagee. Mortgagor’s sole remedy shall be an action for injunctive or declaratory relief, which remedy shall be available only in those cases where Mortgagee has expressly agreed not to unreasonably withhold its consent or approval.

5.03 Legal Tender. Mortgagor shall pay all payments of principal, interest or other amounts required or provided for herein in lawful money of the United States of America at the time of payment, at the above described office of Mortgagee or at such other place as Mortgagee may from time to time designate.

5.04 No Merger or Termination. If both the lessor’s and Lessee’s estates under any Lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Mortgagee shall continue to have and enjoy all of its rights and privileges as to the separate estates. In addition, the foreclosure of this Mortgage shall not destroy or terminate any Lease or sublease then existing and created by Mortgagor, whether by application of the law of merger or as a matter of law or otherwise, unless Mortgagee or any purchaser at any sale related to such foreclosure shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any Lease or sublease, unless Mortgagee or such purchaser shall give written notice thereof to the related Lessee or sublessee.

5.05 Discontinuance of Actions. If Mortgagee shall enforce any right pursuant to this Mortgage by foreclosure, sale, entry or otherwise and discontinue or abandon such enforcement for any reason or any such proceedings shall have been determined adversely, then, in each such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and the Secured Property shall remain subject to the lien of this Mortgage.

5.06 Headings. The headings of the Sections and other subdivisions of this Mortgage are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

5.07 Notice to Parties. All notices and demands or other communications hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by generally recognized overnight delivery service, with postage prepaid, addressed to Mortgagor or Mortgagee, as applicable, at the addresses stated below, or at such other address of which either Mortgagor or Mortgagee may hereafter notify the other in writing:

Mortgagor:

AMERICAN FINANCIAL EXCHANGE, L.L.C.,

PLAZA X URBAN RENEWAL ASSOCIATES L.L.C. and

PLAZA X LEASING ASSOCIATES L.L.C.

c/o Dividend Capital

518 17th Street, Suite 1700

Denver, Colorado 80202

Attn: General Counsel

with a copy to:

GREENBERG TRAURIG, P.A.

1221 Brickell Avenue

Miami, Florida 33131

Attn: Steven E. Goldman

Mortgagee:

NEW YORK LIFE INSURANCE COMPANY

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attn:  Real Estate Group

          Director - Loan Administration Division

Loan No.: 374-0268

with a copy to:

NEW YORK LIFE INSURANCE COMPANY

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attn:  Office of the General Counsel

Managing Director - Real Estate Section

Each notice or demand so given or served shall be deemed given and effective, (A) if personally delivered, on the day of actual delivery or refusal and (B) if sent by generally recognized overnight delivery service, on the next business day. Notwithstanding the foregoing, service of any notice of default or notice of sale provided or required by law shall, if mailed as required by law, be deemed given and effective on the date of mailing.

5.08 Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, each reference herein to Mortgagor or Mortgagee shall mean and include, the heirs, legal representatives, successors and assigns of such Person. All covenants and agreements contained in this Mortgage by or on behalf of Mortgagor shall bind and inure to the benefit of Mortgagor’s heirs, legal representatives, successors and assigns, and all covenants and agreements by or on behalf of Mortgagee shall bind and inure to the benefit of Mortgagee’s successors and assigns.

5.09 Changes and Modifications. This Mortgage may only be changed or modified by an agreement in writing, signed by both Mortgagor and Mortgagee.

5.10 Applicable Law. This Mortgage shall be construed and enforced according to the law of the State, other than such law with respect to conflicts of laws.

5.11 Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Mortgage as to any Persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other Persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

5.12 Usury Savings Clause. Mortgagor and Mortgagee intend to conform strictly to the usury laws now or hereafter in force in the State and all interest payable pursuant to the Note, this Mortgage or any other Loan Instrument, unless exempt from such laws, shall be subject to reduction to the amount equal to the maximum non-usurious amount allowed pursuant to such usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable pursuant to the Note, this Mortgage or any other Loan Instrument shall under no circumstances exceed the maximum legal interest rate which Mortgagee may charge under applicable law from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and shall be canceled automatically and, if theretofore paid, Mortgagee shall, at its option, either rebate such interest to Mortgagor or credit such interest to the principal amount of the Obligations, or if all such principal has been repaid, Mortgagee shall rebate such excess to Mortgagor.

5.13 No Statute of Limitations. To the full extent permitted by law, Mortgagor hereby waives the pleading of any statute of limitations as a defense to any or all of the Obligations.

5.14 Late Charges. If Mortgagor fails to pay, when due, without regard to any grace period, any installment of interest or principal, any payment due pursuant to Section 1.04 or any deposit or reserve due pursuant to this Mortgage or any other Loan Instrument, Mortgagor shall pay to Mortgagee the Late Charge as defined and described in the Note. Each such Late Charge, if not previously paid, shall, at the option of Mortgagee, be added to and become part of the succeeding monthly payment to be made pursuant to the Note, and shall be secured by this Mortgage.

5.15 Waiver of Jury Trial. Mortgagor waives any right to trial by jury with respect to any action or proceeding (a) brought by Mortgagor, Mortgagee or any other Person relating to (i) the Obligations or any understandings or prior dealings between Mortgagor and Mortgagee or (ii) the Loan Instruments, or (b) to which Mortgagee is a party.

5.16 Continuing Effectiveness. This Mortgage shall secure all advances made pursuant to the Loan Instruments, all rearrangements and renewals of the Obligations and all extensions as to the time of payment thereof, whether or not such advances, rearrangements, renewals or extensions are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. The execution of this Mortgage shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution from time to time of partial releases as to the Secured Property or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Mortgage, and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.

5.17 Time of Essence. Time is of the essence as to Mortgagor’s performance of each provision of this Mortgage, the Note and the other Loan Instruments. Mortgagor agrees that where, by the terms of this Mortgage, the Note or any other Loan Instrument, a day is named or a time is fixed for the payment of any sum of money or the performance of any obligation by Mortgagor, the day and/or time stated enters into the consideration and is of the essence of the whole contract.

5.18 Non-Recourse. If an Event of Default has occurred (and regardless of whether or not it has been cured), Mortgagee shall have all rights provided in the Note, this Mortgage, the Pledge Agreement or any other Loan Instrument or at law or in equity, and shall have full recourse to the Secured Property, the Equity Collateral and to any other collateral given by Mortgagor, Pledgor or any other Person to secure any or all of the Obligations, provided that any judgment obtained by Mortgagee in any proceeding to enforce such rights shall be enforced only against the Secured Property, the Equity Collateral and such other collateral. Notwithstanding the foregoing, Mortgagee shall not in any way be prohibited from naming Mortgagor, Pledgor or any of their respective successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Mortgagee to enforce such rights or to foreclose the lien of this Mortgage or the Pledge Agreement or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the

Obligations. The foregoing restriction shall not apply to, and Mortgagor shall be personally liable for, and Mortgagee may seek and enforce judgment against Mortgagor for:

(A) any and all losses, claims, damages, costs, expenses and/or liabilities, including, attorneys’ fees and expenses, incurred by Mortgagee:

(1)	relating to or as a result of any material misstatement of fact (a) by Mortgagor or any Person constituting Mortgagor made to induce Mortgagee to advance the principal amount evidenced by the Note (including, but not limited to, in any reports, certificates or other documents prepared or caused to be prepared by Mortgagor and provided to Mortgagee) or (b) contained in any Loan Instrument,

(2)	relating to or as a result of fraud committed by Mortgagor or any Person constituting Mortgagor,

(3)	relating to or as a result of the collection or application of any insurance proceeds, condemnation awards, trust funds, tenant security deposits or Rents (including any Lease Termination Fee or Lease Guaranty Payment) in a manner which is not in accordance with the provisions of the Loan Instruments,

(4)	relating to or as a result of the breach of any representation or warranty contained in the Sections of this Mortgage pertaining to environmental matters, including Section 1.05E(4), Section 2.03C or Section 2.03D, or any default with respect to any covenant contained in the Sections of this Mortgage pertaining to environmental matters including Section 1.05E,

(5)	relating to or as a result of any default with respect to Mortgagor’s covenant to pay Impositions, pursuant to Section 1.02 hereof, or insurance premiums, pursuant to Section 1.03 hereof or with respect to Mortgagor’s covenant to obtain the insurance, including without limitation, the Terrorism Insurance, required by this Mortgage (unless Mortgagor has deposited escrows with Mortgagee in amounts sufficient to pay the same),

(6)

arising from, in respect of, as a consequence of, or in connection with: (1) the existence of any circumstance or the occurrence of any action described in Section 1.05E(1), (2) claims asserted by any Person (including any Governmental Agency) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Material in, on, or under or about the Secured Property, (3) the violation or claimed violation of any law relating to any Hazardous Material or any other Environmental Requirement in regard to the Secured Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Mortgage or whether or not such violation or claimed violation occurred prior to or after the time that Mortgagor became the owner of the Secured Property, or (4) the preparation of any environmental audit as to the Secured Property, whether conducted or authorized by Mortgagor, Mortgagee or any other Person or the implementation of any such audit’s requirements in order for the Secured Property to comply with Environmental Requirements, and/or

(7)	as a result of any intentional, bad faith waste of the Secured Property committed by Mortgagor or its agents (such damages to include all repair costs incurred by Mortgagor);

(B) all outstanding principal, interest and other Obligations, including the Make-Whole Amount:

(1)	if there shall be a violation of Section 1.11 (Prohibition on Transfers, Liens or Further Encumbrances) or Section 5.20 (Single Purpose Entity) of this Mortgage (taking into account the last paragraph of Section 5.20 regarding inadvertent and immaterial violations); and/or

(2)	in the event that any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to or acquiesced in by Mortgagor or any Guarantor and/or if any proceeding for the liquidation, dissolution, receivership or other similar proceeding of Mortgagor or any Guarantor shall be instituted by Mortgagor or any Guarantor;

(C) in the event of a loss which is or would be covered by the required Terrorism Insurance, an amount equal to the deductible on such Terrorism Insurance which amount shall either be applied by Mortgagee to the debt secured by this Mortgage or disbursed by Mortgagee for the repair and restoration of the Secured Property, all in accordance with the terms of the Loan Instruments;

(D) in the event (a) the Schwab Lease is terminated or cancelled by Mortgagor or Mortgagor accepts a surrender of the Schwab Lease without Mortgagee’s prior written consent or (b) a default by Mortgagor occurs beyond any applicable notice or cure periods (if any) under the Schwab Lease and the tenant thereunder terminates or cancels the Schwab Lease, an amount equal to the rent and other amounts that would have been paid by such tenant had the Schwab Lease not been terminated, cancelled or surrendered; and/or

(E) in the event Mortgagor fails to make the full deposits or paydown of the Loan required under Section 3.3 of the Cash Management Agreement or Paragraph 6 of the Side Letter during any Extension Period (as defined in the Side Letter), an amount equal to any such unpaid deposits or paydown.

The restriction on enforcement contained in the first sentence of this Section 5.18 shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Mortgagor and the other indemnitors, if any, in favor of Mortgagee and/or to the obligations of any Guarantor. It is expressly understood and agreed, however, that nothing contained in this Section 5.18 shall (y) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Mortgage or any of the other Loan Instruments or any future advance or any related agreements or (z) preclude Mortgagee from foreclosing this Mortgage or from exercising its other remedies set forth in this Mortgage or the Assignment, or from enforcing any of its rights and remedies in law or in equity (including injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this Section 5.18. All matters described in clauses (A), (B), (C), (D) and (E) above as to which this Section 5.18 provides that Mortgagor is personally liable shall be referred to herein as the “Non-Recourse Exceptions”.

5.19 Non-Business Days. If any payment required hereunder or under any other Loan Instrument becomes due on a Saturday, Sunday, or legal holiday in the State, then such payment shall be due and payable on the immediately preceding business day.

5.20 Single Purpose Entity. Mortgagor represents, warrants and covenants that from and after the date hereof:

(A) Mortgagor will not own, either directly or indirectly, any asset or property other than (1) the Secured Property and (2) incidental personal property necessary for the ownership or operation of the Secured Property.

(B) Mortgagor will not engage in any business other than the ownership, management and operation of the Secured Property and Mortgagor will conduct and operate its business as presently conducted and operated.

(C) Mortgagor will not enter into any contract or agreement with any affiliate of Mortgagor, any constituent party of Mortgagor or any affiliate of any constituent party, except upon terms and conditions that are no less favorable than those that would be available on an arms-length basis with third parties other than any such party.

(D) Mortgagor will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) the Obligations, and (2) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances provided that such debt is paid within sixty (60) days of the date it is incurred. No indebtedness other than the Obligations may be secured (subordinate or pari passu) by the Secured Property.

(E) Mortgagor will not make any loans or advances to any third party (including any affiliate or constituent party or any affiliate of any constituent party), or acquire obligations or securities of its affiliates or any constituent party.

(F) Mortgagor will remain solvent to the extent of available cash flow from the Secured Property and Mortgagor will pay its debts and liabilities from its assets, as the same shall become due.

(G) Mortgagor will do all things necessary to observe organizational formalities and preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Mortgagor or such constituent party in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 5.20 or in a manner that would otherwise adversely affect Mortgagor’s single purpose status.

(H) Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person, including, without limitation, its affiliates and any constituent party and Mortgagor will file its own tax returns, if any, although Mortgagor may file consolidated tax returns. Mortgagor shall maintain its books, records, resolutions and agreements as official records.

(I) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor or any affiliate of any constituent party), shall maintain an arms’-length association with its affiliates, shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks to the extent its business requires the same.

(J) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent of available cash flow from the Secured Property.

(K) Neither Mortgagor nor any constituent party will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Mortgagor.

(L) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party, or any other Person.

(M) Mortgagor will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other Person.

(N) Mortgagor will not hold itself out to be responsible for the debts or obligations of any other Person.

(O) Mortgagor shall (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated Person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated Person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations.

(P) Mortgagor shall have at least one (1) Independent Director and Mortgagor shall not, without the prior written consent of each such Independent Director institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition seeking, or consent to, reorganization or relief, under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other bankruptcy or similar laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of a substantial part of its assets or property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

An inadvertent and immaterial failure to satisfy or comply with any one of the covenants contained in this Section 5.20 shall not, in and of itself, disqualify Mortgagor as a single purpose entity so long as under the circumstances in question, no Person would have a reasonable basis for asserting that Mortgagor is not a single purpose entity and Mortgagor takes all steps reasonably required in light of such failure to so satisfy or comply with such covenants in order to correct any known misunderstanding regarding Mortgagor’s status as a single purpose entity.

5.21 Non-consolidation Opinion. Mortgagor shall provide a non-consolidation opinion in form and substance and from counsel acceptable to Mortgagee, if requested by any assignee or participant of the Loan or, if necessary, in connection with a securitization of the Loan. Mortgagor shall be responsible for all costs incurred by Mortgagor and Mortgagee in connection with the preparation and review of any such opinion, including the reasonable out-of-pocket fees and disbursements of Mortgagee’s attorneys.

5.22 Joint and Several. The obligations of each Person and entity comprising Mortgagor shall be joint and several. The unenforceability or invalidity of any provision of this Mortgage as to any Person or circumstance shall not render that provision unenforceable or invalid as to any other Person or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable.

ARTICLE 6

LOCAL LAW PROVISIONS

6.01 Principals of Construction. In the event of any inconsistencies between the terms and conditions of this Article 6 and the terms and conditions of this Mortgage, the terms and conditions of this Article 6 shall control and be binding.

6.02 Hazardous Substances. Mortgagor shall not conduct or cause or permit to be conducted on the Premises any activity which constitutes an Industrial Establishment (as such term is defined in the New Jersey Industrial Site Recovery Act, as amended (“ISRA”)) without the prior written consent of Mortgagee. In the event that the provisions of ISRA become applicable to the Premises subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Mortgagee and shall take immediate requisite action to insure compliance with

ISRA. Mortgagor shall deliver to Mortgagee copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. Mortgagor’s obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to sale, transfer, closure or termination of operations associated with any foreclosure action respecting the Secured Property, including, without limitation, a foreclosure action brought with respect to this Mortgage.

6.03 Continuing Enforcement of Mortgage. If, after receipt of any payment of all or any part of the obligations under the Note, this Mortgage, and the other Loan Instruments, Mortgagee is compelled or agrees, for settlement purposes, to surrender such payment to any Person for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Mortgage and the other Loan Instruments shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Section shall survive the cancellation or discharge of this Mortgage and shall remain effective notwithstanding the payment of the obligations, under the Note, this Mortgage and the other Loan Instruments, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the obligations under the Note, this Mortgage and the other Loan Instruments, or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the obligations under the Note, this Mortgage and the other Loan Instruments, having become final and irrevocable.

6.04 Freshwater Wetlands. Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor’s knowledge, the Secured Property is not located within a “freshwater wetlands” or a “transition area”, each as defined by N.J.S.A. 13:9B-3, and is not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1 et. seq., or the rules and regulations promulgated thereunder.

6.05 Modification of Mortgage. This Mortgage is subject to “modification” as such term is defined in P.L. 1985 c.353 (N.J.S.A. 46:9-8.l et. seq.) and shall be subject to the priority provisions thereof.

6.06 No Credit for Tax Paid. Mortgagor waives any right it may have to a credit against interest due under the Obligations secured by this Mortgage pursuant to N.J.S.A. 54:4-33.

6.07 Receipt of Copy. Mortgagor hereby acknowledges receipt of a true copy of this Mortgage without charge.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

AMERICAN FINANCIAL EXCHANGE, L.L.C.,
a New Jersey limited liability company

By:	/s/ GREG MORAN
Name:	Greg Moran
Title:	Authorized Signatory

PLAZA X URBAN RENEWAL ASSOCIATES L.L.C.,
a New Jersey limited liability company

By:	/s/ GREG MORAN
Name:	Greg Moran
Title:	Authorized Signatory

PLAZA X LEASING ASSOCIATES L.L.C.,
a New Jersey limited liability company

By:	/s/ GREG MORAN
Name:	Greg Moran
Title:	Authorized Signatory

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this          day of June, 2010, Greg M. Moran, an authorized signatory of American Financial Exchange, L.L.C., a New Jersey limited liability company, personally appeared before me, the undersigned, and thereupon acknowledged, under oath, to my satisfaction, that he is the person who executed the within instrument; that he was authorized to execute the within instrument on behalf of such entity and that he executed the within instrument as the voluntary act and deed of such entity for the purposes therein expressed.

Notary Public

My Commission Expires:

[seal]

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this          day of June, 2010, Greg M. Moran, an authorized signatory of Plaza X Urban Renewal Associates L.L.C., a New Jersey limited liability company, personally appeared before me, the undersigned, and thereupon acknowledged, under oath, to my satisfaction, that he is the person who executed the within instrument; that he was authorized to execute the within instrument on behalf of such entity and that he executed the within instrument as the voluntary act and deed of such entity for the purposes therein expressed.

Notary Public

My Commission Expires:

[seal]

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this          day of June, 2010, Greg M. Moran, an authorized signatory of Plaza X Leasing Associates L.L.C., a New Jersey limited liability company, personally appeared before me, the undersigned, and thereupon acknowledged, under oath, to my satisfaction, that he is the person who executed the within instrument; that he was authorized to execute the within instrument on behalf of such entity and that he executed the within instrument as the voluntary act and deed of such entity for the purposes therein expressed.

Notary Public

My Commission Expires:

[seal]

Schedule A

ALL that certain lot, parcel or tract of land, situate and lying in the City of Jersey City, County of Hudson and State of New Jersey being more particularly described as follows:

PARCEL ONE:

Beginning at a point on the southerly side of Second Street Extension (52' wide) said point being the following two (2) courses along said southerly side of Second Street Extension (52' wide) as extended, from its intersection with the easterly side of Hudson Street (62' wide) as extended, and running; thence

a. South 83 degrees 50 minutes 02 seconds East 195.11 feet to a bend; thence

b. South 84 degrees 47 minutes 48 seconds East 102.62 feet to a point of beginning and running; thence

1. South 84 degrees 47 minutes 48 seconds East 35.65 feet along the southerly side of Second Street Extension (52' wide) to a point of curvature; thence

2. Along a curve to the right having a radius of 50.00 feet, an arc length of 60.93 feet (chord which bears South 49 degrees 53 minutes 06 seconds East 57.23 feet) to a point of reverse curvature; thence

3. Along a curve to the left having a radius of 60.00 feet, an arc length of 160.03 feet along the easterly terminus of Second Street Extension (chord which bears North 88 degrees 37 minutes 11 seconds East 116.64 feet) to a point on curve, thence

4. South 83 degrees 50 minutes 02 seconds East 98.17 feet to a point; thence

5. South 06 degrees 09 minutes 58 seconds West 23.06 feet to a point on curve; thence

6. Southerly along a curve to the right having a radius of 502.36 feet, an arc length of 195.70 feet (chord which bears South 00 degrees 42 minutes 02 seconds West 194.47 feet) to a point on curve; thence

7. North 87 degrees 59 minutes 06 seconds West 204.55 feet to a point; thence

8. North 75 degrees 59 minutes 06 seconds West 120.02 feet to a point; thence

9. North 08 degrees 00 minutes 54 seconds East 231.23 feet to the point of beginning.

Being known as proposed Lot 35.01 in Block 15 as shown on a certain map entitled “Proposed Subdivision of Lots 35 & 36 in Block 15 and Lots 6 & 18 in Block 10 prepared for Mack-Cali Realty Corp. in the City of Jersey City, Hudson County, New Jersey” prepared by John Zanetakos Associates, Inc., dated January 30, 2001 and labeled Job No. 00-7628-300, and filed in the Hudson County Clerk’s office on August 29, 2001 as map number 3813.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 48 in Block 15 on the City of Jersey City Tax Map.

TOGETHER WITH the easements granted to American Financial Exchange, L.L.C., or its predecessor-in-interest, in the Reciprocal Operation and Easement Agreement for The Harborside Financial Center,

Loan No.: 374-0268 /Mortgage

dated December 4th, 1995, recorded December 7th, 1995 in Deed Book 4936, Page 001, as same was amended by First Amendment, recorded October 18, 1996 in Deed Book 5055, page 164 and as amended by Second Amendment, recorded January 10, 2001 in Deed Book 5739, page 284, and in that certain Covenant and Restriction Agreement (governed by the above Reciprocal Operation and Easement Agreement and amendments), recorded October 07, 2003 in Deed Book 7147, page 292.

TOGETHER WITH the easements granted to American Financial Exchange L.L.C. in the Cross Reciprocal Easement Agreement between and among American Financial Exchange L.L.C., Plaza VIII & IX Associates L.L.C., and Cali Harborside (Fee) Associates L.P., dated September 29, 2003 and recorded on October 7, 2003 in the Hudson County Register’s Office in Deed Book 7147, at page 157.

PARCEL TWO:

Beginning at a point in the dividing line between Lot 48 in Block 15 as shown on the City of Jersey City Tax Assessment to the south and Lot 30 in Block 15 (Tax Map) to the north, said point of beginning being S 83 degrees 50 minutes 02 seconds E, 48.53 feet along the dividing line between Lots 48 and 30 in Block 15 (Tax Map) from its intersection with the easterly line of Second Street Extension and running; thence

1. N 06 degrees 09 minutes 58 seconds E 1.66 feet to a point; thence

2. S 83 degrees 54 minutes 00 seconds E 50.74 feet to a point; thence

3. S 05 degrees 35 minutes 27 seconds W 23.12 feet to a point on curve; thence

4. Southerly along a curve to the right having a radius of 694.85 feet an arc length of 136.45 feet, a central angle of 11 degrees 15 minutes 06 seconds and a chord which bears S 04 degrees 19 minutes 57 seconds E 136.23 feet to a point of compound curvature; thence

5. Southerly along a curve to the right having a radius of 395.13 feet, an arc length of 60.77 feet, a central angle of 08 degrees 48 minutes 42 seconds and a chord which bears S 05 degrees 41 minutes 57 seconds W 60.71 feet to a point on curve; thence

6. N 87 degrees 59 minutes 06 seconds W 8.16 feet along the easterly extension of the dividing line between Lots 48 and 49 in Block 15 (Tax Map); thence the following three (3) courses along the easterly line of Lot 48 in Block 15 (Tax Map)

7. Northerly along a curve to the left having a radius of 502.36 feet, an arc length of 195.70 feet, a central angle of 22 degrees 19 minutes 15 seconds and a chord which bears N 00 degrees 42 minutes 02 seconds E 194.47 feet to a point on curve; thence

8. N 06 degrees 09 minutes 58 seconds E 23.06 feet to a point on curve; thence

9. N 83 degrees 50 minutes 02 seconds W 49.64 feet to a point, the point and place of beginning.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 30 in Block 15 on the City of Jersey City Tax Map.